                                                                  EXECUTION COPY

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                              CLARKE AMERICAN CORP.
                  (TO BE RENAMED HARLAND CLARKE HOLDINGS CORP.)

             AND EACH OF THE CO-ISSUERS AND GUARANTORS PARTY HERETO

                     9.50% SENIOR FIXED RATE NOTES DUE 2015

                       SENIOR FLOATING RATE NOTES DUE 2015

                                   ----------

                                    INDENTURE

                             Dated as of May 1, 2007

                                   ----------

                             WELLS FARGO BANK, N.A.

                                     Trustee

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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
---------------                                                -----------------
310(a)(1)...................................................         7.10
   (a)(2)...................................................         7.10
   (a)(3)...................................................         N.A.
   (a)(4)...................................................         N.A.
   (a)(5)...................................................         7.10
   (b)......................................................         7.10
   (c)......................................................         N.A.
311(a)......................................................         7.11
   (b)......................................................         7.11
   (c)......................................................         N.A.
312(a)......................................................         2.05
   (b)......................................................         12.03
   (c)......................................................         12.03
313(a)......................................................         7.06
   (b)(2)...................................................      7.06; 7.07
   (c)......................................................      7.06; 12.02
   (d)......................................................         7.06
314(a)......................................................   4.03;12.02; 12.05
   (c)(1)...................................................         12.04
   (c)(2)...................................................         12.04
   (c)(3)...................................................         N.A.
   (e)......................................................         12.05
   (f)......................................................         N.A.
315(a)......................................................         7.01
   (b)......................................................      7.05; 12.02
   (c)......................................................         7.01
   (d)......................................................         7.01
   (e)......................................................         6.11
316(a) (last sentence)......................................         2.09
   (a)(1)(A)................................................         6.05
   (a)(1)(B)................................................         6.04
   (a)(2)...................................................         N.A.
   (b)......................................................         6.07
   (c)......................................................         2.12
317(a)(1)...................................................         6.08
   (a)(2)...................................................         6.09
   (b)......................................................         2.04
318(a)......................................................         12.01
   (b)......................................................         N.A.
   (c)......................................................         12.01

N.A. means not applicable.

*    This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                    ARTICLE 2
                                    THE NOTES

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

                                    ARTICLE 4
                                    COVENANTS

Section 4.08   Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries...................................     68
Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock
               and Disqualified Stock....................................     70
Section 4.10   Asset Sales...............................................     76

                                        i

Section 4.17   Limitations on Guarantees of Indebtedness by Restricted
               Subsidiaries..............................................     84

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets..................     85
Section 5.02   Successor Corporation Substituted.........................     87

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                                    ARTICLE 7
                                     TRUSTEE

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance..     97

Section 8.05   Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions.....................    100
Section 8.06   Repayment to Company......................................    100
Section 8.07   Reinstatement.............................................    100

                                       ii

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 10
                                   GUARANTEES

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge................................    107
Section 11.02  Application of Trust Money................................    108

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls..............................    108
Section 12.02  Notices...................................................    108
Section 12.03  Communication by Holders of Notes with Other Holders of

Section 12.07  No Personal Liability of Directors, Officers, Employees,

                                    EXHIBITS

Exhibit A1     FORM OF FLOATING RATE NOTE
Exhibit A2     FORM OF FIXED RATE NOTE
Exhibit A3     FORM OF REGULATION S TEMPORARY GLOBAL FLOATING RATE NOTE
Exhibit A4     FORM OF REGULATION S TEMPORARY GLOBAL FIXED RATE NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D1     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
               INVESTOR FOR FLOATING RATE NOTES

                                       iii

Exhibit D2     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
               INVESTOR FOR FIXED RATE NOTES
Exhibit E1     FORM OF NOTATION OF GUARANTEE FOR FLOATING RATE NOTES
Exhibit E2     FORM OF NOTATION OF GUARANTEE FOR FIXED RATE NOTES
Exhibit F      FORM OF SUPPLEMENTAL INDENTURE

                                       iv

     INDENTURE dated as of May 1, 2007 among Clarke American Corp., a Delaware corporation, the Co-Issuers (as defined), the Guarantors (as defined) and Wells
Fargo Bank, N.A., as trustee.

     The Company (as defined), the Co-Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Senior Floating Rate Notes due 2015
(the "Floating Rate Notes") and the 9.50% Senior Fixed Rate Notes due 2015 (the
"Fixed Rate Notes" and, together with the Floating Rate Notes, the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

"144A Global Note" means a Global Note substantially in the form of Exhibit A1 or Exhibit A2 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of, and registered in the name of, the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

"Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other
     Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Additional Fixed Rate Notes" means additional Fixed Rate Notes (other than the
Initial Fixed Rate Notes) issued under this Indenture in accordance with
Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Fixed
Rate Notes (except that Fixed Rate Notes that bear the legend required by
Section 2.06(g)(4) will be treated where necessary as separate series as contemplated by Section 2.06(i)(9)), and the Exchange Fixed Rate Notes issued in respect of such Initial Fixed Rate Notes.

"Additional Floating Rate Notes" means additional Floating Rate Notes (other than the Initial Floating Rate Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial
Floating Rate Notes (except that Floating Rate Notes that bear the legend required by Section 2.06(g)(4) will be treated where necessary as separate series as contemplated by Section 2.06(i)(9)), and the Exchange Floating Rate
Notes issued in respect of such Initial Floating Rate Notes.

"Additional Interest" means all Additional Interest then owing pursuant to the
Registration Rights Agreement.

"Additional Notes" means the Additional Fixed Rate Notes and the Additional
Floating Rate Notes.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by"
and "under common control with"), as used with respect to any Person, shall mean the possession, directly or

indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Agent" means any Registrar, co-registrar, Paying Agent, additional paying agent or Calculation Agent.

"Applicable LIBOR Rate" means, for each interest period with respect to the
Floating Rate Notes, the rate determined by the Company (notice of such rate to be sent to the Trustee on the date of determination thereof) equal to the greater of (a) 1.250% or (b) the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such interest period; provided that if no such British Bankers' Association LIBOR rate is available to the
Company, the Applicable LIBOR Rate for the relevant interest period shall instead be the rate at which Credit Suisse Securities (USA) LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months as of approximately
11:00 a.m. (London time) two business days prior to the first day of such interest period, in amounts equal to $1.0 million.

"Applicable Premium" means, with respect to any Note on any Make-Whole
Redemption Date, the greater of:

          (1) 1.0% of the principal amount of the Note; or

          (2) the excess of:

               (a) the present value at such redemption date of (i) the
          redemption price of such Floating Rate Note at May 15, 2009 or such
          Fixed Rate Note at May 15, 2011, as the case may be (each such redemption price being set forth in the tables appearing in Section
          3.07 hereof), plus (ii) all required interest payments due on such
          Floating Rate Note through May 15, 2009 or such Fixed Rate Note through May 15, 2011, as the case may be (assuming with respect to
          Floating Rate Notes, that the rate of interest on the Floating Rate
          Notes for the period from the redemption date through May 15, 2009 will be equal to the rate of interest on the Floating Rate Notes in effect on the date on which the applicable notice of redemption is given) excluding accrued but unpaid interest to the Make-Whole
          Redemption Date, computed using a discount rate equal to the Treasury
          Rate as of such Make-Whole Redemption Date plus 50 basis points; over

               (b) the principal amount of the Note.

"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the
Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

"Asset Sale" means:

          (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the
     Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"); and

          (2) the issuance or sale of Equity Interests of any Restricted
     Subsidiary (other than directors' qualifying shares), whether in a single transaction or a series of related transactions.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

               (a) a disposition of cash, Cash Equivalents or Investment Grade
          Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business or any disposition of assets no longer used or useful or necessary in the conduct of the business of the Company and its Restricted
          Subsidiaries;

               (b) the disposition of all or substantially all of the assets of the Company or a Guarantor in a manner permitted pursuant to Section
          5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

               (c) the making of any Permitted Investment or the making of any
          Restricted Payment that is not prohibited by Section 4.07 hereof;

               (d) any disposition of assets or issuance or sale of Equity
          Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $7.5 million;

               (e) any disposition of property or assets or issuance or transfer of securities by a Restricted Subsidiary to the Company or by the
          Company or a Restricted Subsidiary to a Restricted Subsidiary;

               (f) to the extent allowable under Section 1031 of the Internal
          Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

               (g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

               (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

               (i) foreclosures on assets;

               (j) sales of accounts receivable, payment intangibles and related assets, or participations therein, in connection with any Receivables
          Facility;

               (k) the unwinding of any Hedging Obligations;

               (l) the sale or grant of licenses or sub-licenses of intellectual property entered into in the ordinary course of business;

               (m) creation or realization of Liens that are permitted to be incurred by this Indenture;

               (n) any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim;

               (o) dispositions in connection with Sale and Lease-Back
          Transactions permitted by Section 4.16 hereof; and

               (p) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements and similar binding agreements.

"Attributable Debt" in respect of a Sale and Lease-Back Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has

been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of
Capitalized Lease Obligation.

"Attributable Receivables Facility Debt" means, at any time, the principal amount of any Receivables Facility outstanding at such time; provided that in the case of a multi-seller Receivables Facility, the amount of Attributable
Receivables Facility Debt shall be the portion of the principal amount of such
Receivables Facility attributable (as determined in good faith by the Company)
to any receivables or payment intangibles transferred by the Company or any
Restricted Subsidiary in support of such Receivables Facility at or prior to such time and still outstanding.

"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule
13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and
"Beneficially Owned" have corresponding meanings.

"Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof;

          (2) with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof;

          (3) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers or any committee thereof; and

          (4) with respect to any other Person, the board or committee of such
     Person (or such Person's general partner, manager or equivalent) serving a similar function.

"Board Resolution" means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

"Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

"Business Day" means each day that is not a Legal Holiday.

"Calculation Agent" has the meaning set forth in Section 2.03 hereof.

"Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

 "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

"Cash Equivalents" means:

          (1) United States dollars, Canadian dollars, Japanese yen, pounds sterling, euro or, in the case of any Foreign Subsidiary that is a
     Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having at least P-1 by Moody's or at least A-1 by
     S&P and in each case maturing within 12 months after the date of issuance thereof;

          (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

          (7) readily marketable direct obligations issued by any state of the
     United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition; and

          (8) Indebtedness or Preferred Stock issued by Persons with a rating of
     "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

     Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above;
provided that such amounts are converted into one or more of the currencies set forth in clause (1) above as promptly as practicable and in any event within ten
(10) Business Days following the receipt of such amounts.

"Cash Management Obligations" means any obligations of the Company or any of its
Restricted Subsidiaries in respect of any arrangement for treasury, depositary or cash management services provided to the Company or any of its Restricted
Subsidiaries in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis.

"Change of Control" means the occurrence of any of the following:

          (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings, the
     Company and its Subsidiaries, taken as a whole, to any Person other than a
     Permitted Holder;

          (2) the Company becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any
     successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule
     13d-5(b)(1) under the Exchange Act, or any successor provision), other than any of the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule
     13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company; or

          (3) the Board of Directors of the Company ceasing to consist of a majority of Continuing Directors.

     Notwithstanding the foregoing, (A) any holding company whose only significant asset is Equity Interests of Holdings or the Company or any of their direct or indirect parent companies shall not itself be considered a "Person" or
"group" for purposes of clause (2) above; (B) the term "Change of Control" shall not include a merger or consolidation of the Company or Holdings with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's or Holdings' assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Holdings in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (C) a "Person"
or "group" shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

"Clearstream" means Clearstream Banking, S.A.

"Co-Issuer" means each of:

          (1) John H. Harland Company, a Georgia corporation, Checks in the
     Mail, Inc., a Delaware corporation, Harland Checks and Services, Inc., a
     Georgia corporation, Clarke American Checks, Inc., a Delaware corporation,
     B2Direct, Inc., a Delaware corporation, Scantron Corporation, a Delaware corporation, Harland Financial Solutions, Inc., an Oregon corporation, HFS
     Core Systems, Inc., a Delaware corporation, H Acquisition Corp., a Georgia corporation, New CS, Inc., a Delaware corporation, New SCH, Inc., a Georgia corporation, New SCSFH, Inc., a Delaware corporation and New SFH, Inc., an
     Oregon corporation; and

          (2) any other Subsidiary of the Company that becomes a Co-Issuer in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until such Co-Issuer has been released in accordance with the provisions of this Indenture.

"Company" means Clarke American Corp., and any and all successors thereto;
provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, "Company" shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of Clarke American
Corp. when the fair market value of such asset or liability is equal to or in excess of $30.0 million.

"consolidated" means, with respect to any Person, such person consolidated with its Subsidiaries, excluding from such consolidation any Receivables Subsidiary and any Unrestricted Subsidiary as if such Receivables Subsidiary or
Unrestricted Subsidiary were not an Affiliate of such Person, unless otherwise specifically indicated.

"Consolidated Depreciation and Amortization Expense" means with respect to any
Person for any period, the sum of (i) the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with
GAAP and (ii) to the extent not included in clause (i), the amount of amortization expense related to capitalized pre-paid incentive payments (which pre-paid incentive payments may also be recorded as "upfront contract acquisition costs").

"Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) consolidated interest expense of such Person and its Restricted
     Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of
     Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) Additional Interest, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, (v) any redemption premiums, prepayment fees, other charges or penalties incurred in connection with the
     Transactions and (vi) any premiums, fees or other charges incurred in connection with the refinancing of the Existing Credit Agreements or the
     Tender Offer (in each case of (i) through (vi), to the extent included in any of the foregoing items (a) through (e))), plus

          (2) consolidated capitalized interest of such Person and its
     Restricted Subsidiaries for such period, whether paid or accrued, less

          (3) interest income for such period and net receipts, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness.

     For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such
Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Leverage Ratio" means, with respect to any Person as of any date of determination, the ratio of (x) the excess of (i) Consolidated Total
Indebtedness of such Person as of the end of the most

recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur over (ii) an amount equal to the lesser of (a) the amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on
such date that are free and clear of any Lien (other than non-consensual
Permitted Liens and Permitted Liens of the type set forth in clauses (22)
through (25) of the definition thereof) and (b) $40.0 million to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are
appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio".

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

          (1) any net after-tax restructuring expense or extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

          (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

          (3) any net after-tax income (loss) from disposed or discontinued
     operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

          (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

          (5) the Net Income for such period of any Person that is not a
     Subsidiary, or is an Unrestricted Subsidiary or a Receivables Subsidiary,
     or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6) solely for the purpose of determining the amount available for
     Restricted Payments under Section 4.07(a)(c)(1), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor)
     shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net
     Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7) any increase in amortization or depreciation or other noncash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the

     application of purchase accounting in relation to the Transactions or any other acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

          (8) any net after-tax income (loss) from Hedging Obligations or Cash
     Management Obligations and the application of Statement of Financial
     Accounting Standards No. 133 or other derivative instruments or from the extinguishment of Indebtedness shall be excluded,

          (9) any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (10) any net after-tax noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors, employees, managers or consultants shall be excluded,

          (11) any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination) shall be excluded,

          (12) any deferred financing costs amortized or written off, and premiums and prepayment penalties paid in connection with the Transactions or any other acquisition or disposition that is consummated after the Issue
     Date shall be excluded,

          (13) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of
     Indebtedness shall be excluded, and

          (14) any charges resulting from the application of Statement of
     Financial Accounting Standards No. 141 "Business Combinations", No. 142
     "Goodwill and Other Intangible Assets", No. 144 "Accounting for the
     Impairment or Disposal of Long-Lived Assets" or No. 150 "Accounting for
     Certain Financial Instruments with Characteristics of Both Liabilities and
     Equity" shall be excluded.

     Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than Section 4.07(a)(c)(4)), there shall be excluded from Consolidated Net
Income any income arising from any sale or other disposition of Restricted
Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted
Subsidiaries, any repayments of loans and advances that constitute Restricted
Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an
Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07(a)(c)(4).

"Consolidated Secured Debt Ratio" as of any date of determination means the ratio of (x) the excess of (i) Consolidated Total Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur over (ii) an amount equal to the lesser of (a) the amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on
such date that are free and clear of any Lien (other than non-consensual
Permitted Liens and Permitted Liens of the type set forth in clauses (22)
through (25) of the definition thereof) and (b) $40.0 million to (y) the aggregate amount of EBITDA of the Company and the Restricted Subsidiaries for
the period of the most recently ended consecutive four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and
EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

"Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum, without duplication, of (1) the aggregate amount of all outstanding Indebtedness of the Company and the

Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations,
Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (and excluding any undrawn letters of credit issued in the ordinary course of business and all obligations relating to any Receivables Facility) and (2) the aggregate amount of all outstanding
Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock
of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and
Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

     For purposes hereof, the "Maximum Fixed Repurchase Price" of any
Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified
Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred
Stock, such fair market value shall be determined in good faith by the Company.

"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations (the
"primary obligations") that do not constitute Indebtedness of any other Person
(the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

          (1) to purchase any such primary obligations or any property constituting direct or indirect security therefor,

          (2) to advance or supply funds

               (A) for the purchase or payment of any such primary obligations
          or

               (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Continuing Directors" means, as of any date of determination, any member of the
Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

"Credit Agreement" means that certain Credit Agreement, dated as of April 4,
2007, by and among the Company, the Guarantors party thereto, Credit Suisse, as administrative agent, and the lenders party thereto, providing for revolving credit and term loan borrowings, including any related notes, guarantees,

                                       10

collateral documents, instruments and agreements executed in connection therewith, in each case as such Credit Agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time
(including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements
(including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Agreement or (2) occurs on one or more separate occasions.

"Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional or other lenders providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as such Credit Facility, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time
(including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders)), including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements
(including by means of sales of debt securities (including Additional Notes) to institutional investors), providing for revolving credit loans, term loans, letters of credit or other debt obligations, whether any such extension, replacement or refinancing (1) occurs simultaneously or not with the termination or repayment of a prior Credit Facility or (2) occurs on one or more separate occasions.

"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 or Exhibit A2 hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of
Interests in the Global Note" attached thereto.

"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the
Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                                       11

"Designated Asset Sale" means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Designated Assets (including by way of a Sale and Lease-Back
Transaction and including the disposition of Capital Stock of any Subsidiary) of
Holdings, the Company or any Subsidiary.

"Designated Assets" means any property or assets (including Capital Stock of any
Subsidiary) other than (i) property or assets of the Printed Products Business,
(ii) Capital Stock of the Company and (iii) Capital Stock of any Restricted
Subsidiary conducting any material portion of the Printed Products Business at the time of such Designated Asset Sale or Restricted Payment (as the case may
be).

"Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

"Designated Preferred Stock" means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated
Preferred Stock pursuant to an Officers' Certificate, as the case may be, on the issuance date thereof.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for
Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the
Notes and the date the Notes are no longer outstanding; provided that if such
Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligation; provided, further, that any Capital Stock held by any future, present or former employee, director, officer, manager or consultant (or their estates, spouses or former spouses) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any stockholders agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute
Disqualified Stock solely because it may be required to be repurchased by the
Company or its Subsidiaries following the termination of employment of such employee, director, officer, manager or consultant with the Company or any of its Subsidiaries.

"Domestic Subsidiary" means, with respect to any Person, any Restricted
Subsidiary of such Person other than (x) a Foreign Subsidiary or (y) any
Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any subsidiary that guarantees or otherwise provides direct credit support for any
Indebtedness of the Company.

"EBITDA" means, with respect to any Person for any period, the Consolidated Net
Income of such Person for such period,

          (1) increased by (without duplication):

                                       12

               (a) provision for taxes based on income or profits, plus
          franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

               (b) consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net
          Income, plus

               (c) Consolidated Depreciation and Amortization Expense of such
          Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

               (d) any expenses or charges related to any equity offering, permitted acquisition or other Investment, permitted disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred under this Indenture including a refinancing thereof (in each case, whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions deducted in computing Consolidated
          Net Income for such period, plus

               (e) the amount of any restructuring charge, redemption premium, prepayment penalty, premium and other related fee or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (A) acquisitions after the
          Issue Date or (B) the closing or consolidation of production or other operating facilities, plus

               (f) any write offs, write downs or other noncash charges reducing
          Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

               (g) the amount of any minority interest expense deducted in calculating Consolidated Net Income for such period, plus

               (h) the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) (including by means of a dividend) during such period to the Parents to the extent permitted under Section 4.11 hereof, plus

               (i) any costs or expenses incurred by the Company or a Restricted
          Subsidiary pursuant to any management equity plan, stock option plan, phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified
          Stock that is Preferred Stock);

          (2) decreased by (without duplication) noncash gains increasing
     Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition);

                                       13

          (3) increased or decreased, as applicable, by (without duplication)
     (a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133,
     (b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness and (c)
     the amount of gain or loss resulting in such period from a sale of receivables, payment intangibles and related assets to a Receivables
     Subsidiary in connection with a Receivables Facility; and

          (4) increased by the amount of cost savings, operational improvements and synergies projected by the Company in good faith as a result of actions taken or planned to be taken (calculated as though such actions had been completed and such cost savings, operational improvements and synergies had been realized on the first day of the period for which EBITDA is being calculated) in connection with the Transactions or any Investment, acquisition, disposition, business restructuring or operational change
     (each, an "Event") by the Company or a Restricted Subsidiary, net of the
     amount of actual cost savings realized from such actions during such period; provided that (w) such cost savings are set forth in a certificate of a Financial Officer, (x) such actions are taken within 24 months after the Issue Date or such other Event; (y) such amounts that will increase
     EBITDA pursuant to this clause (4) do not exceed $112.6 million in any given period; and (z) for the avoidance of doubt, such cost savings, operational improvements and synergies may (without duplication) be incremental to pro forma adjustments made pursuant to the relevant definitions and provisions in which the term "EBITDA" is used.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

 "Equity Offering" means any public or private offer and sale of Capital Stock
(other than Disqualified Stock) other than:

          (1) public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

          (2) any such public or private sale that constitutes an Excluded
     Contribution; and

          (3) an issuance to any Subsidiary of the Company.

"euro" means the single currency of participating member states of the economic and monetary union contemplated by the Treaty of the European Union.

"Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

"Excess Designated Proceeds" means, with respect to any Designated Asset Sale,

               (i) 100% of the Net Proceeds from such Designated Asset Sale if after giving pro forma effect thereto, but before applying any portion of the Net Proceeds thereof to prepay, purchase or retire any
          Indebtedness the Consolidated Leverage Ratio of the Company and its
          Restricted Subsidiaries is no greater than 4.00 to 1.00 and is no greater than the Consolidated Leverage Ratio of the Company and its
          Restricted Subsidiaries in effect immediately prior to such Designated
          Asset Sale, or

               (ii) that portion of the Net Proceeds of such Designated Asset
          Sale that remains after giving effect to the prepayment, purchase or other retirement of Indebtedness of the type permitted to be prepaid, purchased or otherwise retired under Section 4.10 hereof in an amount sufficient such that the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries after giving effect to the Designated
          Asset

                                       14

          Sale and such prepayment, purchase or other retirement is no greater than 4.00 to 1.00 and is no greater than the Consolidated Leverage
          Ratio of the Company and its Restricted Subsidiaries in effect immediately prior to such Designated Asset Sale and application of Net
          Proceeds and

               (iii) in either case of (i) or (ii), any non-cash proceeds of any
          Designated Asset Sale.

     For the avoidance of doubt, for purposes of Section 4.07(b)(8), any
Designated Assets used to make a Restricted Payment in kind shall be deemed to be Excess Designated Proceeds if the Consolidated Leverage Ratio of the Company
and its Restricted Subsidiaries, after giving pro forma effect to such
Restricted Payment and the prepayment, purchase or other retirement (if any) of any Indebtedness in connection with the making of such Restricted Payment, is no greater than either (x) the Consolidated Leverage Ratio of the Company and its
Restricted Subsidiaries immediately prior to such transactions or (y) 4.00 to
1.00.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Exchange Fixed Rate Notes" means the registered Fixed Rate Notes that will be exchanged for the Fixed Rate Notes, pursuant to the terms of the Registration
Rights Agreement, having substantially the same terms as the Fixed Rate Notes and evidencing the same Indebtedness as the Fixed Rate Notes.

"Exchange Floating Rate Notes" means the registered Floating Rate Notes that will be exchanged for the Notes, pursuant to the terms of the Registration
Rights Agreement, having substantially the same terms as the Floating Rate Notes and evidencing the same Indebtedness as the Floating Rate Notes.

"Exchange Notes" means the Exchange Fixed Rate Notes and the Exchange Floating
Rates Notes.

"Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

"Exchange Offer Registration Statement" has the meaning set forth in the
Registration Rights Agreement.

"Excluded Contribution" means net cash proceeds, marketable securities or
Qualified Proceeds received by the Company from (a) contributions to its common equity capital, and (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than
Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

"Existing Clarke Credit Agreement" means the Credit Agreement dated as of
December 15, 2005 among CA Acquisition Holdings, Inc., Clarke American Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent,
Amegy Bank N.A. and Natexis Banques Populaires, as documentation agents, and
Bear Stearns Corporate Lending Inc., as administrative agent.

"Existing Clarke Notes" means the Company's 11.75% Senior Notes due 2013, issued pursuant to the indenture dated as of December 15, 2005 (as amended on October
6, 2006 and April 19, 2007) among the Company, certain of its subsidiaries and
The Bank of New York as Trustee.

                                       15

"Existing Credit Agreements" means (a) the Existing Clarke Credit Agreement and
(b) the Credit Agreement dated as of July 3, 2006 among John H. Harland Company,
Wachovia Bank, National Association, as administrative agent, and the lenders and other agents party thereto.

"Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries
(other than Indebtedness under the Credit Agreement) in existence on the Issue
Date plus interest accruing thereon, until such amounts are repaid.

"Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief executive officer, chief financial officer, chief accounting officer, controller or Board of Directors of the Company or the Restricted Subsidiary, as applicable (unless otherwise provided in this Indenture).

"Financial Officer" means the chief financial officer, treasurer or controller of the Company.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such
Person for such period. In the event that the Company or any Restricted
Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any
Indebtedness (including pursuant to the Transactions but other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred
Stock subsequent to the commencement of the period for which the Fixed Charge
Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the
"Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of
Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the "reference period").

     For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any
Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation
Date (including the Merger) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period; provided that no such pro forma adjustment to EBITDA shall be required in respect of any such transaction to the extent the aggregate consideration in connection therewith was less than $10.0 million for the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the
Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period (subject to the threshold specified in the previous sentence).

     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a
Financial Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging
Obligations applicable to such Indebtedness). Interest on a Capitalized Lease
Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Company to be the rate of interest implicit in such Capitalized

                                       16

Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on
Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense of such Person for such period, and

          (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

"Foreign Subsidiary" means, with respect to any Person, any Restricted
Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

"Foreign Subsidiary Total Assets" means the total amount of all assets of
Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent internal balance sheet of the Company.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute
of Certified Public Accountants and statements and pronouncements of the
Financial Accounting Standards Board, the Public Company Accounting Oversight
Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the
Issue Date.

"Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

"Global Notes" means, individually and collectively, each of the Restricted
Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 or Exhibit A2 hereto and that bears the Global Note
Legend and that has the "Schedule of Exchanges of Interests in the Global Note"
attached thereto.

"Government Securities" means securities that are (a) direct obligations of the
United States of America for the timely payment of which its full faith and credit is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government
Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and

                                       17

reimbursement agreements in respect thereof), of all or any part of any
Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

"Guarantee" means the guarantee by each Guarantor of the Company's and the
Co-Issuers' obligations under this Indenture and the Notes.

"Guarantors" means:

          (1) each Domestic Subsidiary of the Company that guarantees the Credit
     Agreement; and

          (2) any other Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this
Indenture.

"Harland" means John H. Harland Company, a Georgia corporation.

"Harland Subsidiaries" means the Subsidiaries of Harland.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to manage fluctuations in currency exchange, interest rates or commodity prices.

"Holder" means a Person in whose name a Note is registered on the Registrar's books.

"Holdings" means CA Acquisition Holdings, Inc., a Delaware corporation.

"IAI Global Note" means a Global Note substantially in the form of Exhibit A1 or
Exhibit A2 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited
Investors.

"Immaterial Subsidiary" means, at any date of determination, any Restricted
Subsidiary designated as such in writing by the Company that:

               (i) contributed 2.5% or less of EBITDA of the Company and the
          Restricted Subsidiaries for the period of four fiscal quarters most recently ended more than forty-five (45) days prior to the date of determination, and

               (ii) had consolidated assets representing 2.5% or less of Total
          Assets on the last day of the most recent fiscal quarter ended more than forty-five (45) days prior to the date of determination.

"Indebtedness" means, without duplication, with respect to any specified Person:

          (1) any indebtedness (including principal and premium) of such Person, whether or not contingent

                                       18

               (a) in respect of borrowed money,

               (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

               (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

               (d) representing any Hedging Obligations,

          if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (2) to the extent not otherwise included, any obligation by such
     Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person
     (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

          (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such
     Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

          (4) Attributable Debt in respect of Sale and Lease-Back Transactions;

     provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations that are incurred in the ordinary course of business, (B) obligations under, or in respect of,
Receivables Facilities and (C) redeemable Preferred Stock of such Person.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in similar businesses of nationally recognized standing that is, in the good faith judgment of the
Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

"Indirect Participant" means a Person who holds a beneficial interest in a
Global Note through a Participant.

"Initial Fixed Rate Notes" means the $310,000,000.00 in aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 issued under this Indenture on the date hereof.

"Initial Floating Rate Notes" means the $305,000,000.00 in aggregate principal amount of Senior Floating Rate Notes due 2015 issued under this Indenture on the date hereof.

                                       19

"Initial Notes" means the Initial Fixed Rate Notes and Initial Floating Rate
Notes.

"Initial Purchasers" means Credit Suisse Securities (USA) LLC, Bear, Stearns &
Co. Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

"Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act, that is not also a QIB.

"Investment Grade Securities" means:

          (1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

          (2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

          (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4) corresponding instruments in countries other than the United
     States of America customarily utilized for high quality investments.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary"
and Section 4.07 hereof:

          (1) "Investments" shall include the portion (proportionate to the
     Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such
     Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an
     Unrestricted Subsidiary in an amount (if positive) equal to (x) the
     Company's "Investment" in such Subsidiary at the time of such redesignation, less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

                                       20

"Issue Date" means May 1, 2007, the date of this Indenture.

"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

"Letter of Transmittal" means the letter of transmittal to be prepared by the
Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform
Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

"Merger" means the merger of H Acquisition Corp. with and into Harland pursuant to the Merger Agreement.

"Merger Agreement" the Agreement and Plan of Merger, dated as of December 19,
2006, among MFW, H Acquisition Corp. and Harland, as such agreement may be amended on or prior to the Issue Date.

"MFW" means M&F Worldwide Corp., a Delaware corporation.

"Net Income" means, with respect to any specified Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any
Restricted Subsidiary in respect of any Asset Sale or Designated Asset Sale, including any cash received upon the sale or other disposition of any Designated
Noncash Consideration received in any Asset Sale or Designated Asset Sale, net of the direct costs relating to such Asset Sale or Designated Asset Sale and the sale or disposition of such Designated Noncash Consideration, including:

          (1) legal, accounting and investment banking fees, and brokerage and sales commissions,

          (2) any relocation, restructuring or severance expenses incurred as a result thereof,

          (3) taxes paid or estimated in good faith to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements),

          (4) amounts required to be applied to the repayment of principal, premium, prepayment fees, penalties, if any, and interest on Indebtedness required (other than as required by Section 4.10 hereof) to be paid as a result of such transaction, and

          (5) any deduction of appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP in respect of (A) the sale price of the assets that are the subject of such sale or other disposition (including in respect of working capital adjustments or any evaluation of such assets) or (B) any liabilities associated with the asset disposed of in such transaction and retained by the Company or any Restricted Subsidiary after

                                       21

     such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Notes" has the meaning assigned to it in the preamble to this Indenture. Except as expressly provided herein, the Initial Notes, the Exchange Notes and the
Additional Notes shall be treated as a single class for all purposes under this
Indenture, and unless the context otherwise requires, all references to the
Notes shall include the Initial Notes, the Exchange Notes and any Additional
Notes.

"Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any
Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

"Offering Circular" means the offering circular of the Company, dated April 26,
2007.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the
Chief Financial Officer, the President, any Executive Vice President, Senior
Vice President or Vice President, the Treasurer, the controller, the Secretary or the Assistant Secretary of the Company.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the chief executive officer or a Financial Officer of the Company.

"Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. Such opinion may be subject to customary assumptions, exceptions and qualifications. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

"Parents" means:

          (1) MacAndrews & Forbes Holdings Inc.,

          (2) MFW,

          (3) each of their direct and indirect subsidiaries and Affiliates,

          (4) Ronald O. Perelman,

          (5) any of the directors or executive officers of MacAndrews & Forbes
     Holdings Inc., or

          (6) any of their respective Permitted Transferees.

"Participant" means, with respect to the Depositary, Euroclear or Clearstream, a
Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

"Permitted Asset Swap" means the concurrent purchase and sale or exchange of
Related Business Assets or a combination of Related Business Assets and cash or
Cash Equivalents between the Company or any

                                       22

of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

"Permitted Holders" means each of the Parents and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the Parents is a member; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Parents have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership or assets constitutes a Change of Control in respect of which a Change of
Control Offer is made in accordance with Section 4.15 hereof will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

"Permitted Investments" means:

          (1) any Investment in the Company or any Restricted Subsidiary;

          (2) any Investment in cash and Cash Equivalents or Investment Grade
     Securities;

          (3) (x) any Investment by Holdings, the Company or any Restricted
     Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted
     Subsidiary of the Company or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, and
     (y) any Investment held by such Person;

          (4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

          (5) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

          (6) any Investment acquired by the Company or any Restricted
     Subsidiary (x) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the
     Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (y) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured
     Investment or other transfer of title with respect to any secured
     Investment in default or (z) as a result of litigation, arbitration or other disputes with Persons who are not Affiliates;

          (7) Hedging Obligations permitted under Section 4.09 hereof;

          (8) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity
     Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

                                       23

          (9) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent companies (exclusive of
     Disqualified Stock of the Company);

          (10) guarantees of Indebtedness permitted under Section 4.09 hereof and performance guarantees in the ordinary course of business;

          (11) any transaction to the extent it constitutes an investment that is permitted and made in accordance with Section 4.11 hereof (other than any transaction set forth in Section 4.11(b)(2), (b)(6) and (b)(7) hereof);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing, joint development or similar arrangements with other Persons;

          (13) Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $125.0 million and (y) 2.5% of Total Assets at the time of such
     Investment (with the fair market value of each Investment being measured by the Company in good faith at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such
     Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility;

          (15) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (15)
     that are at that time outstanding (without giving effect to the sale of an
     Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $175.0 million
     (with the fair market value of each Investment being measured by the
     Company in good faith at the time made and without giving effect to subsequent changes in value);

          (16) Investments in respect of pre-paid incentives to customers (which pre-paid incentive payments may also be recorded as "upfront contract acquisition costs");

          (17) any Investments in receivables owing to the Company or a
     Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (18) advances, loans and extensions of credit to suppliers, customers and vendors in the ordinary course of business;

          (19) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker's compensation deposits provided to third parties in the ordinary course of business;

          (20) Investments in existence on the Issue Date or made pursuant to legally binding commitments in effect on the Issue Date (after giving effect to the Transactions); and

                                       24

          (21) Investments consisting of earn-out obligations incurred in connection with the Company's acquisition of Alcott Routon, Inc., not to exceed $3.0 million in the aggregate.

"Permitted Liens" means:

          (1) Liens on assets of the Company or any of its Restricted
     Subsidiaries securing all obligations in respect of Indebtedness under
     Credit Facilities that were permitted to be incurred under Section
     4.09(b)(a);

          (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of
     Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such
     Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (3) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (4) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (5) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (6) (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with
     Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and (y) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

          (7) Liens existing on the Issue Date;

          (8) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other
     Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted
     Subsidiary;

          (9) Liens on property at the time the Company or a Restricted
     Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted
     Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the
     Company or any Restricted Subsidiary;

                                       25

          (10) Liens securing Indebtedness or other obligations of a Restricted
     Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred under Section 4.09 hereof;

          (11) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers'
     acceptances or letters of credit issued or created for the account of such
     Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) Leases, licenses, subleases and sublicenses granted to others in the ordinary course of business of the Company or any of the Restricted
     Subsidiaries and do not secure any Indebtedness;

          (13) Liens arising from financing statement filings under the Uniform
     Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (14) Liens in favor of the Company or any Guarantor;

          (15) Liens on inventory or equipment of the Company or any Restricted
     Subsidiary granted in the ordinary course of business to the Company's client at which such inventory or equipment is located;

          (16) Liens on accounts receivable, payment intangibles and related assets incurred in connection with a Receivables Facility, and limited recourse Liens on the Capital Stock of any Receivables Subsidiary;

          (17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any
     Lien referred to in the foregoing clauses (1), (7), (8), (9) and (10) and the following clauses (18), (28) and (30) of this definition, as the case may be; provided that

               (x) such new Lien shall be limited to all or part of the same property that secured (or was required to secure) the original Lien
          (plus improvements on such property), and

               (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clauses
          (18), (28) and (30) of this definition, respectively, at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (18) Liens securing Indebtedness permitted to be incurred pursuant to
     Section 4.09(b)(c), Section 4.09(b)(e), Section 4.09(b)(o)(1), Section
     4.09(b)(r), Section 4.09(b)(s) and Section 4.09(b)(v) hereof (whether or not, in the case of Indebtedness incurred under each of Section 4.09(b)(r)
     and Section 4.09(b)(s), such Indebtedness is subsequently deemed to have been incurred pursuant to Section 4.09(a) as provided in Section 4.09(b)(r)
     or Section 4.09(b)(s), as applicable); provided that

               (A) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(e) do not at any time encumber any property or assets other than the property or assets the cost of which is either financed or reimbursed by such Indebtedness and the proceeds and the products thereof,

                                       26

               (B) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(o)(1) or Section 4.09(b)(r) are solely on acquired property or the assets or Capital Stock of the acquired entity, as the case may be, and the proceeds and the products thereof and

               (C) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(s) extend only to the assets of Foreign
          Subsidiaries;

          (19) deposits in the ordinary course of business to secure liability to insurance carriers;

          (20) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(5) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (22) Liens (i) of a collection bank arising under Section 4-210 of the
     Uniform Commercial Code on items in the course of collection, (ii)
     attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits
     (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii)
     relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the
     ordinary course of business;

          (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

          (26) other Liens securing obligations the principal amount of which do not exceed $125.0 million at any one time outstanding;

          (27) Liens securing (x) secured Cash Management Obligations, (y)
     Hedging Obligations secured by assets securing Credit Facilities and (z)
     any Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (28) Liens incurred to secure obligations in respect of any
     Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; if, at the time of incurrence of such Indebtedness and after giving pro forma effect to the use of proceeds thereof, the Consolidated Secured Debt Ratio for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would not be greater than 4.00 to
     1.00; provided that if, at the time of incurrence of such Indebtedness and after

                                       27

     giving pro forma effect to the use of proceeds thereof, the Consolidated
     Secured Debt Ratio for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would be greater than 3.50 to 1.00 but less than 4.00 to 1.00, then (i) the proceeds of the obligations in respect of any such Indebtedness which are so secured shall be applied to make Investments and acquisitions that are permitted by this Indenture and (ii) the Liens securing such Indebtedness shall extend solely to such Investments or acquired property or the Capital Stock of the acquired entity, and the proceeds and products thereof;

          (29) Liens incurred to secure guarantees permitted under Section
     4.09(b)(m), but only to the extent that the Indebtedness so guaranteed is permitted to be secured under the terms of this Indenture and only to the extent of the assets permitted to secure such Indebtedness under the terms of this Indenture; and

          (30) Liens securing Indebtedness incurred pursuant to Section
     4.09(b)(c).

"Permitted Transferees" means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (x) such Person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (y) any trust or other legal entity the beneficiary of which is such Person's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by such Person.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

"Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

"Printed Products Business" means the provision of checks and related products, direct marketing and contact center services to financial and commercial institutions and individuals.

"Private Placement Legend" means the legend set forth in Section 2.06(g)(1)
hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Qualified Affiliate Debt" means unsecured, subordinated Indebtedness issued by the Company to the Parents or any of their Affiliates in an aggregate principal amount at any time outstanding not to exceed $30.0 million (plus capitalized interest on such Indebtedness).

"Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

"Receivables Facility" means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse
(except for representations, warranties, covenants and indemnities made in connection with such facilities that the Company has determined in good faith to be customary in financings similar to a Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Receivables
Subsidiary and those relating to any obligation of the Company or any Restricted
Subsidiary to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise) to the Company and its
Restricted Subsidiaries pursuant to which the

                                       28

Company or any of its Restricted Subsidiaries sells or transfers its accounts receivable, payment intangibles and related assets to either (x) a Person that is not a Restricted Subsidiary or (y) a Receivables Subsidiary that in turn sells or transfers its accounts receivable, payment intangibles and related assets to a Person that is not a Restricted Subsidiary; provided that the aggregate book value (measured at the time of transfer thereof) of all receivables and payment intangibles at any time subject to the Receivables
Facility that had been transferred to the Receivables Subsidiary by the Company and any Restricted Subsidiaries shall not exceed an amount equal to $150.0 million.

"Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted
Subsidiary in connection with, any Receivables Facility.

"Receivables Subsidiary" means any subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities and any
Subsidiary of another Receivables Subsidiary.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 1, 2007, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the
Securities Act.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Regulation S Temporary Global Note or
Regulation S Permanent Global Note, as appropriate.

"Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 or A2 hereto bearing the Global Note Legend and the Private
Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

"Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A3 or A4 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

"Related Business Assets" means assets (other than cash or Cash Equivalents)
used or useful in a Similar Business; provided that any assets received by the
Company or a Restricted Subsidiary in exchange for assets transferred by the
Company or a Restricted Subsidiary shall not be deemed to be Related Business
Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

"Representative" means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

"Responsible Officer" of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial
Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Notes.

                                       29

"Restricted Definitive Note" means a Definitive Note bearing the Private
Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement
Legend.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

"Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary or a Receivables Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted
Subsidiary, such Subsidiary shall be included in the definition of "Restricted
Subsidiary." Unless otherwise specified or the context otherwise requires, a reference to a "Restricted Subsidiary" shall be a reference to a Restricted
Subsidiary of the Company.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of a transaction that constitutes a capital lease in accordance with GAAP.

"SEC" means the United States Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness secured by a Lien.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

"Senior Indebtedness" means with respect to any Person:

          (1) all Indebtedness of such Person, whether outstanding on the Issue
     Date or thereafter incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be;
provided that Senior Indebtedness shall not include:

          (1) any obligation of such Person to the Company or any Subsidiary of the Company or to any joint venture in which the Company or any Restricted
     Subsidiary has an interest;

                                       30

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

          (4) any Indebtedness or other Obligation of such Person that is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

          (5) that portion of any Indebtedness that at the time of incurrence is incurred in violation of this Indenture.

     For the purposes of the foregoing, for the avoidance of doubt, no
Indebtedness shall be deemed to be subordinated in right of payment to any other
Indebtedness solely by virtue of being unsecured or secured by a lower priority
Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

"Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

"Significant Subsidiary" means any Restricted Subsidiary that would be a
"significant subsidiary" of the Company as defined in Article 1, Rule 1-02 of
Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

"Similar Business" means any business conducted by the Company and its
Restricted Subsidiaries on the Issue Date (after giving effect to the
Transactions) or any business that is a natural outgrowth of an existing business or is similar, reasonably related, incidental or ancillary to any of the foregoing.

"Subordinated Indebtedness" means (a) with respect to the Company, any
Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes pursuant to a written agreement, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor pursuant to a written agreement. For the purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

"Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity)
     of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other
     Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled,

                                       31

     directly or indirectly, by such Person or one or more of the other
     Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y)
     such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     Unless otherwise specified or the context otherwise requires, a reference to a "Subsidiary" shall be a reference to a Subsidiary of the Company.

"Tax Sharing Agreement" means the Tax Sharing Agreement dated as of December 15,
2005, among MFW, the Company and PCT International Holdings Inc., and any
amendments, supplements or modifications thereof.

"Tender Offer" means (x) the tender offer by the Company for the outstanding
Existing Clarke Notes and a simultaneous consent solicitation from the holders of such Existing Clarke Notes for the removal of certain specified restrictive covenants and events of default under the indenture governing such Existing
Clarke Notes and (y) if and to the extent that such consent solicitation does not result in such removal, such other arrangements as shall be reasonably acceptable to the trustee shall have been made for the redemption or covenant defeasance of any Existing Clarke Notes not tendered and accepted in the tender offer referred to in clause (x).

"TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

"Total Assets" means the total amount of all assets of the Company and the
Restricted Subsidiaries, determined on a consolidated basis in accordance with
GAAP as shown on the most recent internal balance sheet of the Company.

"Transaction Costs" means fees and expenses payable or otherwise borne by
Holdings, the Company and its subsidiaries in connection with the Transactions and the transactions contemplated thereby, including, without limitation, the costs of legal and financial advisors to Holdings, the Company, John H. Harland
Company and the lenders under the Credit Agreement, the payment of any change of control payments or other severance payments, redemption premiums and prepayment fees and penalties in connection with the prepayment redemption, repurchase and solicitation of consents of the existing Indebtedness of each of the Company,
John H. Harland Company and their respective Affiliates and the costs of structuring and implementing corporate restructuring transactions related to the
Transactions.

"Transactions" means, collectively, (a) the execution, delivery and performance by the parties thereto of the Merger Agreement and the consummation of the transactions contemplated thereby, (b) the execution, delivery and performance by the Company and the other parties thereto of the Credit Agreement on the
Issue Date and the making of the borrowings thereunder on the Issue Date, (c)
the execution, delivery and performance by the Company and the Guarantors of this Indenture and related documents and the issuance of the Notes, (d) the refinancing of the Existing Credit Agreements and the Tender Offer, and (e) the
payment of the Transaction Costs. In addition, for purposes of calculating
EBITDA, Total Assets, Foreign Subsidiary Total Assets, Consolidated Total
Indebtedness and any other financial definitions (when such other financial definitions are to be calculated on a pro forma basis), the Transactions shall be given pro forma effect as if they had occurred on the first day of the relevant period in a manner consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

"Treasury Rate" means, as of any redemption (or deposit) date, the yield to maturity as of such redemption (or deposit) date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly

                                       32

available at least two business days prior to the redemption (or deposit) date
(or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption (or deposit) date to May 15, 2009 with respect to the Floating Rate
Notes and May 15, 2011 with respect to the Fixed Rate Notes; provided, however, that if the period from the redemption (or deposit) date to May 15, 2009 with respect to the Floating Rate Notes and May 15, 2011 with respect to the Fixed
Rate Notes, is less than one year, the weekly average yield on actually traded
United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trustee" means Wells Fargo Bank, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

"Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the
Company, as provided below) and (2) any Subsidiary of an Unrestricted
Subsidiary.

     The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an
Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any
Subsidiary of the Subsidiary to be so designated or any other Unrestricted
Subsidiary); provided that

          (1) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

          (2) such designation complies with Section 4.07 hereof and

          (3) each of (1) the Subsidiary to be so designated and (2) its
     Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted
     Subsidiary.

     The Company may designate any Unrestricted Subsidiary to be a Restricted
Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

          (1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof,
     or

          (2) the Fixed Charge Coverage Ratio for the Company and its Restricted
     Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

                                       33

     Any such designation by the Company shall be notified by the Company to the
Trustee by promptly filing with the Trustee a copy of any applicable Board
Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.
Notwithstanding the foregoing, as of the Issue Date, all of the subsidiaries of the Company will be Restricted Subsidiaries.

"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

"Voting Stock" means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is at the time entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency,
(b) a limited liability company, membership interests entitled, by contract or otherwise, to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness,
Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such
     Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2) the sum of all such payments.

"Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100%
of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                         Defined
                                                                           in
Term                                                                     Section
----                                                                     -------
"Affiliate Transaction"...............................................     4.11
"Asset Sale Offer"....................................................     4.10
"Authentication Order"................................................     2.02
"Change of Control Offer".............................................     4.15
"Change of Control Payment"...........................................     4.15
"Change of Control Payment Date"......................................     4.15
"Covenant Defeasance".................................................     8.03
"DTC".................................................................     2.03
"Event of Default"....................................................     6.01
"Excess Proceeds".....................................................     4.10
"Funds in Trust"......................................................     8.04
"incur"...............................................................     4.09
"Legal Defeasance"....................................................     8.02
"Make-Whole Redemption Date"..........................................     3.07
"Offer Amount"........................................................     3.09
"Offer Period"........................................................     3.09
"Paying Agent"........................................................     2.03
"Payment Default" ....................................................     6.01

                                       34

                                                                         Defined
                                                                            in
Term                                                                     Section
----                                                                     -------
"Permitted Debt"......................................................     4.09
"Purchase Date".......................................................     3.09
"Registrar"...........................................................     2.03
"Replacement ABL Facility" ...........................................     4.09
"Restricted Payments".................................................     4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Guarantees means the Company and the
Guarantors, respectively, and any successor obligor upon the Notes and the
Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command; and

          (6) references to sections of or rules under the TIA, the Securities
     Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                       35

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A1, A2, A3 or A4 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this
Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Subject to Section 2.01(c), Notes issued in global form will be substantially in the form of Exhibit A1 or Exhibit A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 or Exhibit A2 hereto (but without the
Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding
Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global
Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the
Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on
Regulation S that are issued in global form will be issued initially in the form of Regulation S Temporary Global Notes, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of
Euroclear or Clearstream, duly executed by the Company and authenticated by the
Trustee as hereinafter provided. The Restricted Period with respect to a
Regulation S Temporary Global Note will be terminated upon the receipt by the
Trustee of:

          (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of such Regulation S Temporary Global Note
     (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note of the same series bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

          (2) an Officers' Certificate from the Company.

                                       36

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of a
Regulation S Permanent Global Note, the Trustee will cancel the Regulation S
Temporary Global Note of the same series. The aggregate principal amount of a
Regulation S Temporary Global Note and a Regulation S Permanent Global Note may
from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the
"Operating Procedures of the Euroclear System" and "Terms and Conditions
Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream
Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes and the
Regulation S Permanent Global Notes that are held by Participants through
Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

     One Officer of each of the Company and the Co-Issuers must sign the Notes by manual or facsimile signature. Upon an entity becoming a Co-Issuer of a Note in accordance with this Indenture, such Co-Issuer shall be added to the
"Schedule of Co-Issuers" attached to the relevant Note and shall sign a signature page to such Note agreeing to be obligated jointly and severally with all of the other Co-Issuers with respect to such Note.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the
Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company and the
Co-Issuers signed by an Officer of the Company and each Co-Issuer (an
"Authentication Order"), authenticate and deliver for original issue Notes that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company and the Co-Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar, Paying Agent and Calculation Agent.

     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). In addition, the Company shall appoint a Calculation Agent for purposes of the Floating Rate
Notes (the "Calculation Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar"
includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any

                                       37

Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The
Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company may change any
Paying Agent or Registrar without notice to any Holder.

     The Company initially appoints the Trustee to act as the Registrar, Paying
Agent, and Calculation Agent and to act as Custodian with respect to the Global
Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.
While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a
Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as
Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as
Paying Agent for the Notes.

Section 2.05 Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the
Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the
Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be
transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company;

          (2) the Company in its sole discretion determines that the Global
     Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the
     Restricted

                                       38

     Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

          Upon the occurrence of either of the preceding events in (1) or (2)
     above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every
     Note authenticated and delivered in exchange for, or in lieu of, a Global
     Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another
     Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
     Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
     The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the
     Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the
     Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) Transfer of Beneficial Interests in the Same Global Note.
          Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;
          provided, however, that prior to the expiration of the Restricted
          Period, transfers of beneficial interests in the Regulation S
          Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).
          Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

               (2) All Other Transfers and Exchanges of Beneficial Interests in
          Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the
          Registrar either:

                    (A) both:

                         (i) a written order from a Participant or an Indirect
                    Participant given to the Depositary in accordance with the
                    Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                    Note in an amount equal to the beneficial interest to be
                    transferred or exchanged; and

                         (ii) instructions given in accordance with the
                    Applicable Procedures containing information regarding the
                    Participant account to be credited with such increase; or

                    (B) both:

                                       39

                         (i) a written order from a Participant or an Indirect
                    Participant given to the Depositary in accordance with the
                    Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the
                    beneficial interest to be transferred or exchanged; and

                         (ii) instructions given by the Depositary to the
                    Registrar containing information regarding the Person in
                    whose name such Definitive Note shall be registered to
                    effect the transfer or exchange referred to in (1) above;

                    provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the
                    Regulation S Temporary Global Note prior to (A) the
                    expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule
                    903 under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section
2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the
Securities Act, the Trustee shall adjust the principal amount of the relevant
Global Note(s) pursuant to Section 2.06(h) hereof.

          (3) Transfer of Beneficial Interests to Another Restricted Global
     Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the
     Registrar receives the following:

               (A) if the transferee will take delivery in the form of a
          beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a
          beneficial interest in the Regulation S Temporary Global Note or the
          Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a
          beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted
     Global Note for Beneficial Interests in an Unrestricted Global Note. A
     beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a

                                       40

          transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an
          affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global
               Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (ii) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the
               Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the
               Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
               Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted
Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D)
above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted
     Definitive Notes. If any holder of a beneficial interest in a Restricted
     Global Note proposes to exchange such beneficial interest for a Restricted
     Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted
          Global Note proposes to exchange such beneficial interest for a
          Restricted Definitive Note, a

                                       41

          certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a
          Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the
          Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
          thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Company shall execute and the Trustee shall authenticate and deliver to the
Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the
Registrar through instructions from the Depositary and the Participant or
Indirect Participant. The Trustee shall deliver such Definitive Notes to the
Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Regulation S Temporary Global Note to
     Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the
     Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule
     903 or Rule 904.

                                       42

          (3) Beneficial Interests in Restricted Global Notes to Unrestricted
     Definitive Notes. A holder of a beneficial interest in a Restricted Global
     Note may exchange such beneficial interest for an Unrestricted Definitive
     Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a
          Broker-Dealer, (ii) a Person participating in the distribution of the
          Exchange Notes or (iii) a Person who is an affiliate (as defined in
          Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests or if the Applicable Procedures so require, an
          Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the
          Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted
     Definitive Notes. If any holder of a beneficial interest in an Unrestricted
     Global Note proposes to exchange such beneficial interest for a Definitive
     Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the
     Registrar from or through the Depositary and the Participant or Indirect
     Participant. The Trustee will deliver such Definitive Notes to the

                                       43

     Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section
     2.06(c)(4) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted
     Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global
          Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a
          QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1)
          thereof;

               (C) if such Restricted Definitive Note is being transferred to a
          Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the
          Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities
          Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the
          IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in
     Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
     exchange such Note for a beneficial interest in an

                                       44

     Unrestricted Global Note or transfer such Restricted Definitive Note to a
     Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an
          affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (i) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted
               Global Note, a certificate from such Holder in the form of
               Exhibit C hereto, including the certifications in item (1)(c)
               thereof; or

                    (ii) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global
               Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests or if the Applicable Procedures so require, an
          Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the
          Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the
     Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in
     Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the
     Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in

                                       45

     accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon
request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the
Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any
     Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule
          904, then the transferor must deliver a certificate in the form of
          Exhibit B hereto, including the certifications in item (2) thereof;
          and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any
     Restricted Definitive Note may be exchanged by the Holder thereof for an
     Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an
          affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

               (C) any such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                       46

               (D) the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive
               Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
          Legend are no longer required in order to maintain compliance with the
          Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A
     Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.
     Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the
     Restricted Global Notes accepted for exchange in the Exchange Offer by
     Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144)
     of the Company; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B)
     they are not participating in a distribution of the Exchange Notes and (C)
     they are not affiliates (as defined in Rule 144) of the Company.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive
Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                                       47

     (g) Legends. The following legends will appear on the face of all Global
Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global
          Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d)
TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT,
PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN
CORP. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO
REQUESTS), (2) TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(3), (d)(2), (d)(3),
          (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private
          Placement Legend.

                                       48

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CLARKE AMERICAN CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3) Regulation S Temporary Global Note Legend. The Regulation S
     Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON."

          (4) OID Legend. To the extent required by Section 1275(c)(A) of the
     Internal Revenue Code of 1986, as amended, and Treasury Regulation Section
     1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend in substantially the following form
     (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE
OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU
MAY CONTACT THE ISSUER AT 10931 LAUREATE DRIVE, SAN ANTONIO, TX 78249,
ATTENTION: CHIEF FINANCIAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE
ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD
TO MATURITY OF THIS NOTE."

                                       49

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive
     Notes upon receipt of an Authentication Order in accordance with Section
     2.02 hereof or at the Registrar's request.

          (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any
     registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive
     Notes surrendered upon such registration of transfer or exchange.

          (5) Neither the Registrar nor the Company will be required:

               (A) to issue, to register the transfer of or to exchange any
          Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any
     Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is

                                       50

     registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (9) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section
     2.06(g)(4) hereof, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06.

          (10) The Floating Rate Notes and the Fixed Rate Notes shall each be treated as a separate series of Notes for purposes of the transfer and exchange provisions of this Section 2.06.

Section 2.07 Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the
Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an
Authentication Order, will authenticate a replacement Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any
Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the
Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company and not cancelled shall not be deemed to be outstanding for purposes of Sections
3.07(a) and 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

                                       51

Section 2.09 Treasury Notes.

     In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any
Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the
Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the
Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes of the same series in exchange for temporary
Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this
Indenture.

Section 2.11 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation.
The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled
Notes (subject to the record retention requirement of the Exchange Act).
Certification of the disposal of all canceled Notes will be delivered to the
Company upon its request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

     If the Company defaults in a payment of interest on any series of the
Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in such Notes and in Section 4.01 hereof. The Company will notify the
Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the
Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the
Notes, and any such redemption

                                       52

shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "CUSIP"
numbers.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers'
Certificate of the Company (except that such Officers' Certificate may be furnished more than 60 days prior to a redemption date if it is issued in connections with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof) setting forth:

          (1)  the clause of this Indenture pursuant to which the redemption shall occur;

          (2)  the redemption date;

          (3)  the principal amount of Notes to be redeemed; and

          (4)  the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select such Notes for redemption on a pro rata basis to the extent practicable unless otherwise required by law or applicable stock exchange requirements.

     In the event of partial redemption or purchase by lot, the particular Notes of the series to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a series of a Holder are to be redeemed or purchased, the entire outstanding amount of such Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

                                       53

     The notice will identify the Notes to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying
     Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (or such shorter period as may be agreed by the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof,
Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

     On or prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying
Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the
Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called

                                       54

for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the
Note surrendered.

Section 3.07 Optional Redemption.

     (a)  Floating Rate Notes.

          (1) At any time prior to May 15, 2009, the Company may, on any one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Floating Rate Notes issued under this Indenture (including the principal amount of any Additional Floating Rate Notes issued under this Indenture and without duplication with respect to Exchange Floating
     Rate Notes issued under this Indenture) at a redemption price equal to 100%
     of the aggregate principal amount of the Floating Rate Notes redeemed, plus a premium equal to the interest rate per annum on the Floating Rate Notes in effect on the date on which notice of redemption is given, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that

               (a) at least 50% of the aggregate principal amount of Floating
          Rate Notes issued under this Indenture (excluding Floating Rate Notes held by the Company and its Subsidiaries, but including any Additional
          Floating Rate Notes and without duplication with respect to Exchange
          Notes issued under this Indenture) remain outstanding immediately after the occurrence of each such redemption; and

               (b) each such redemption occurs within 90 days of the closing of each such Equity Offering.

          (2) Except pursuant to the preceding paragraph and Section 3.07(d), the Floating Rate Notes will not be redeemable at the Company's option prior to May 15, 2009.

          (3) On and after May 15, 2009, the Company may, in one or more instances, redeem the Floating Rate Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at the redemption prices (expressed as a percentage of principal amount of the Floating Rate Notes to be redeemed)
     set forth below plus accrued and unpaid interest thereon, and Additional
     Interest, if any, on the Floating Rate Notes to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below subject to the right of Holders of Floating Rate
     Notes on the relevant record date to receive interest due on the relevant interest payment date:

                                       55

YEAR                     PERCENTAGE
----------------------   ----------
2009..................    102.000%
2010..................    101.000%
2011 and thereafter...    100.000%

     (b)  Fixed Rate Notes.

          (1) At any time prior to May 15, 2010, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Fixed
     Rate Notes issued under this Indenture (including the principal amount of any Additional Fixed Rate Notes issued under this Indenture and without duplication with respect to Exchange Fixed Rate Notes issued under this
     Indenture) at a redemption price equal to 109.500% of the principal amount of the Fixed Rate Notes redeemed, plus accrued and unpaid interest and
     Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that:

               (a) at least 50% of the aggregate principal amount of Fixed Rate
     Notes issued under this Indenture (excluding Fixed Rate Notes held by the
     Company and its Subsidiaries, but including any Additional Fixed Rate Notes and without duplication with respect to Exchange Fixed Rate Notes issued under this Indenture) remains outstanding immediately after the occurrence of such redemption; and

               (b) the redemption occurs within 90 days after the date of the closing of any such Equity Offering.

          (2) Except pursuant to the preceding paragraph and clause (d) below, the Fixed Rate Notes will not be redeemable at the Company's option prior to May 15, 2011.

          (3) On or after May 15, 2011, the Company may, in one or more instances, redeem all or a part of the Fixed Rate Notes upon not less than
     30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), at the redemption prices (expressed as percentages of principal amount of the Fixed Rate Notes to be redeemed) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders of Fixed Rate Notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR                     PERCENTAGE
----------------------   ----------
2011..................    104.750%
2012..................    102.375%
2013 and thereafter...    100.000%

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     (d) At any time prior to May 15, 2009, for the Floating Rate Notes and May
15, 2011, for the Fixed Rate Notes, the Company may, in one or more instances, also redeem all or a part of such Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's

                                       56

registered address, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to such redemption date (the "Make-Whole Redemption Date"), subject to the rights of
Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Section 3.08 Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

     The Asset Sale Offer shall be made to (i) all Holders of Notes, (ii) all holders of Indebtedness to be repaid pursuant to Section 4.10(b)(1)(x) and (iii)
all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those contained in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20
Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the
"Offer Period"). No later than three Business Days after the termination of the
Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds
(the "Offer Amount") to the purchase of Notes and such other pari passu
Indebtedness (on a pro rata basis, if applicable, with such adjustments so that only Notes in denominations of $2,000, or integral multiples of $1,000 thereof, will be purchased) or, if less than the Offer Amount has been tendered, all
Notes and other Indebtedness tendered in response to the Asset Sale Offer.
Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and
Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional
Interest will be payable to Holders who tender Notes pursuant to the Asset Sale
Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note or any portion thereof not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note or any portion thereof accepted for payment pursuant to the Asset Sale
     Offer will cease to accrue interest on and after the Purchase Date;

                                       57

          (5) that Holders electing to have a Note or any portion thereof purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 in excess thereof only;

          (6) that Holders electing to have Notes or any portions thereof purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase"
     attached to the Notes completed, or transfer by book-entry transfer, to the
     Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase
     Date;

          (7) that Holders will be entitled to withdraw their election if the
     Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (with such adjustments so that only Notes in denominations of $2,000, or integral multiples of $1,000 thereof, will be purchased), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer
Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers'
Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The
Company, the Depositary or the Paying Agent, as the case may be, will promptly
(but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the
Notes tendered by such Holder and accepted by the Company for purchase, and the
Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Sections 3.01 through 3.06 hereof.

                                       58

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

     The Company and the Co-Issuers, jointly and severally, will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes.
Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The
Company and the Co-Issuers, jointly and severally, will pay all Additional
Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company and the Co-Issuers, jointly and severally, will pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

     The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where
Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this
Indenture may be served. The Company will give prompt written notice to the
Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the
Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes and the Trustee within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed or furnished with the SEC on Forms 10-Q and 10-K if the Company were required to file or furnish such reports; and

                                       59

          (2) all current reports that would be required to be filed with the
     SEC on Form 8-K if the Company were required to file such reports.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the
Registration Rights Agreement, the Company will file or furnish, as applicable, a copy of each of the reports referred to in clauses (1) and (2) above with the
SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).

     If, at any time after consummation of the Exchange Offer, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The
Company will not take any action for the purpose of causing the SEC not to accept any such filings.

     (b) For so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by paragraph (a) of this
Section 4.03, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) If at any time the Notes are guaranteed by a direct or indirect parent of the Company, and such company has complied with the reporting requirements of
Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the
Holders of Notes, or filed with the SEC, the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act), the Company shall be deemed to be in compliance with the provisions of this Section 4.03.

     (d) Any information filed with, or furnished to, the SEC shall be deemed to have been made available to the Trustee and the registered Holders of the Notes.
The subsequent filing or making available of any report required by this Section
4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such report within the required time frame.

     (e) Notwithstanding the foregoing, the requirements set forth in this
Section 4.03 shall be deemed satisfied prior to the commencement of the
Registered Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the
Registration Rights Agreement) by the filing with the SEC of the Exchange Offer
Registration Statement (as defined in the Registration Rights Agreement) or
Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

     (f) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

     (g) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

                                       60

Section 4.04 Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this
Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of
Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the
American Institute of Certified Public Accountants, the Company and the
Guarantors shall use their respective commercially reasonable efforts to have the year-end financial statements delivered pursuant to Section 4.03 above accompanied by a written statement of the Company's independent registered public accountants (who shall be a firm of established national reputation), which shall state that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 Business Days of any Officer becoming aware of any
Default or Event of Default, an Officers' Certificate specifying such Default or
Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to result in a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company and the Guarantors (taken as a whole) to perform their obligations under this Indenture or the rights of, or remedies available to the Trustee or the Holders under, this Indenture.

Section 4.06 Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the

                                       61

execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Company's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2) purchase, redeem or otherwise acquire or retire for value
     (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or
     any direct or indirect parent of the Company;

          (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Indebtedness permitted under Section 4.09(b)(h), Section
     4.09(b)(i) and Section 4.09(b)(w) or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Restricted
     Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (4) make any Restricted Investment

     (all such payments and other actions set forth in these clauses (1) through
(4) above being collectively referred to as "Restricted Payments"),

          unless, at the time of and after giving effect to such Restricted
     Payment:

          (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (b) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under
     Section 4.09(a) hereof; and

          (c) such Restricted Payment, together with the aggregate amount, without duplication, of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date pursuant to this
     Section 4.07(a) or Section 4.07(b)(1), (b)(2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to subclause (b) thereof only), (b)(6)(C), (b)(12) and (b)(17) (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to Section 4.07(b)), is less than the sum, without duplication, of:

                                       62

               (1) 50% of the Consolidated Net Income of the Company for the
          period (taken as one accounting period) from January 1, 2007 (on a pro forma basis, giving effect to the Transactions) to the end of the
          Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
          Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (2) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue
          Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to
          Section 4.09(b)(u)(2) hereof) from the issue or sale of:

                    (x) Equity Interests of the Company, including Retired
               Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the
               Company, of marketable securities or other property received from the sale of (A) Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the
               Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in
               accordance with Section 4.07(b)(4) hereof and (B) Designated
               Preferred Stock,

                    (y) to the extent such proceeds are actually contributed to the Company, Equity Interests of the Company's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to
               Restricted Payments made in accordance with Section 4.07(b)(4)
               hereof), or

                    (z) debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

               provided that this clause (2) shall not include the proceeds from
               (a) Refunding Capital Stock (as defined below) to the extent the proceeds of any corresponding Retired Capital Stock are included in this clause (2), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a
               Restricted Subsidiary or the Company, as the case may be, (c)
               Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded
               Contributions; plus

               (3) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of
          Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.09(b)(u)(2) hereof) (other than by a Restricted
          Subsidiary and other than any Excluded Contributions); plus

                                       63

               (4) to the extent not already included in Consolidated Net
          Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of (A) the sale or other disposition (other than to the
          Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any
          Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted
          Subsidiary or (B) the sale (other than to the Company or a Restricted
          Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a
          distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section
          4.07(b)(12) hereof or to the extent such Investment constituted a
          Permitted Investment) or a dividend from an Unrestricted Subsidiary;
          plus

               (5) in the case of the redesignation of an Unrestricted
          Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an
          Unrestricted Subsidiary, such fair market value may exceed $50.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted
          Subsidiary, other than an Unrestricted Subsidiary to the extent the
          Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.07(b)(12) or to the extent such Investment constituted a Permitted Investment.

     (b) The provisions of Section 4.07(a) hereof will not prohibit:

          (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or the giving of the redemption notice, as the case may be, thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

          (2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness
     of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the sale, within 60 days of such redemption, retirement, repurchase or other acquisition, (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock unless the
     Retired Capital Stock is itself Disqualified Stock) ("Refunding Capital
     Stock") or cash capital contributions and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the sale, within 60 days of such defeasance, redemption, repurchase or other

                                       64

     acquisition or retirement, of, new Indebtedness of such Person that is incurred in compliance with Section 4.09 hereof so long as:

               (A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the
          Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

               (B) such Indebtedness is subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired,

               (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated
          Indebtedness being so defeased, redeemed, repurchased, acquired or retired, and

               (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to
          Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

          (4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than
     Disqualified Stock) of the Company or any of its direct or indirect parent companies held by, or any Restricted Payments made to, any future, present or former employee, officer, director, manager or consultant of the
     Company, any of its subsidiaries or any of its direct or indirect parent companies, their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan, phantom stock plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (in addition to the following proviso) of $20.0 million in any calendar year)
     (collectively, the "Clause (4) Limit"); provided, further, that such Clause
     (4) Limit in any calendar year may be increased by an amount not to exceed

               (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its
          Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.07(a)(c), plus

               (B) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

               (C) the amount of any Restricted Payments previously made
          pursuant to clauses (A) and (B) of this clause (4);

                                       65

          provided, further, that cancellation of Indebtedness owing to the
     Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any
     Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section
     4.07 or any other provision of this Indenture;

          (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary
     or Preferred Stock of any Restricted Subsidiary issued in accordance with
     Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms;

          (6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified
     Stock) issued by the Company after the Issue Date;

               (B) the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock)
          of such parent company issued after the Issue Date; provided that the aggregate amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the
          Company from the sale of such Designated Preferred Stock; or

               (C) the declaration and payment of dividends on Refunding Capital
          Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.07(b)(2); provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (8) Restricted Payments that are made with Excluded Contributions or
     Excess Designated Proceeds;

          (9) the declaration and payment of dividends by the Company to, or the making of loans by the Company to, its direct parent company in amounts required for the Company's direct or indirect parent companies to pay:

               (A) fees, taxes and expenses required to maintain their corporate existence,

               (B) (without duplication for amounts paid pursuant to Section
          4.07(b)(16)) so long as the Company is a member of a consolidated, combined, unitary or similar group with such direct parent company for
          U.S. federal, state or local income tax purposes, (1)

                                       66

          federal, state and local income taxes incurred by such parent companies, but only to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries, provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Company and the
          Restricted Subsidiaries would have been required to pay in respect of such income taxes for such fiscal year were the Company and its
          Restricted Subsidiaries a consolidated or combined group of which the
          Company was the common parent, and (2) amounts required to pay federal, state and local income taxes to the extent attributable to the income of the Unrestricted Subsidiaries or Receivables
          Subsidiaries, if any, but only to the extent of the amount actually received by the Company from such Unrestricted Subsidiaries or
          Receivables Subsidiaries, as the case may be,

               (C) customary salary, bonus and other benefits payable to
          officers and employees of any direct or indirect parent company of the
          Company to the extent such salaries, bonuses and other benefits are attributable to or reasonably allocated to (as determined by the
          Company in good faith) the ownership or operation of the Company and the Restricted Subsidiaries,

               (D) general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to or reasonably allocated to (as determined by the
          Company in good faith) the ownership or operation of the Company and the Restricted Subsidiaries, and

               (E) reasonable fees and expenses incurred in connection with any successful or unsuccessful debt or equity offering or any successful or unsuccessful acquisition or strategic transaction by such direct or indirect parent company of the Company;

          (10) any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by Section 4.11 hereof;

          (11) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions in documentation governing such Subordinated Indebtedness similar to those described under Sections 4.10 and 4.15 hereof; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by this Indenture) shall have made a Change of
     Control Offer or Asset Sale Offer, as the case may be, with respect to the
     Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale
     Offer;

          (12) Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $70.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being determined in good faith by the Company and measured at the time such
     Investment is made and without giving effect to subsequent changes in value);

          (13) distributions or payments of Receivables Fees;

                                       67

          (14) the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary;

          (15) additional Restricted Payments to the Company's direct or indirect parent companies, whether in respect of management fees or otherwise, in an aggregate amount not to exceed $15.0 million in any fiscal year; provided that the Company may carry over and pay in any subsequent fiscal year, in addition to the amounts permitted for such fiscal year, any portion of the amounts otherwise permitted for prior fiscal years to be paid pursuant to this clause (15) that were not in fact paid;

          (16) for so long as (x) the Company is a member of a group filing a consolidated federal income tax return with MFW, and/or (y) the Company or any of its Subsidiaries is included in any consolidated combined or unitary group for foreign, state, local income or franchise tax purposes with any
     Subsidiary of MFW (other than the Company or any of its Subsidiaries), payments pursuant to the Tax Sharing Agreement; and

          (17) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (17), does not exceed $25.0 million;

          provided, however, that, at the time of, and after giving effect to, any Restricted Payment permitted under Section 4.07(b)(15) and (b)(17)
     hereof, no Default shall have occurred and be continuing or would occur as a consequence thereof.

     For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1)
through (17) above, or is entitled to be incurred pursuant to Section 4.07(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this
Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.07(a).

     For purposes of designating an Unrestricted Subsidiary, such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or 4.07(b)(8), (b)(9),
(b)(12), (b)(13), (b)(15) or (b)(17) hereof, or pursuant to the definition of
"Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries that are not Guarantors to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                                       68

          (2) pay any Indebtedness owed to the Company or any Restricted
     Subsidiary; or

          (3) sell, lease or transfer any of its properties or assets to the
     Company or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1) contractual encumbrances or restrictions in effect on the Issue
     Date, including pursuant to the Credit Agreement and any related documentation (including security documents) and Hedging Obligations;

          (2) this Indenture, the Notes, the Exchange Notes, any Additional
     Notes or the Guarantees;

          (3) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in Section 4.08(a)(3) hereof on the property so acquired;

          (4) applicable law, rule, regulation or order;

          (5) any agreement or other instrument governing Indebtedness or
     Capital Stock of a Person acquired by the Company or any of its Restricted
     Subsidiaries as in effect at the time of such acquisition (but not created in connection therewith or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital
     Stock or assets of such Subsidiary;

          (7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9) other Indebtedness, Disqualified Stock or Preferred Stock of
     Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to Section 4.09 hereof;

          (10) customary provisions in joint venture agreements and other similar agreements;

          (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

          (12) restrictions created in connection with any Receivables Facility;
     provided that in the case of Receivables Facilities established after the
     Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

                                       69

          (13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted
     Subsidiary or the assets or property of any other Restricted Subsidiary;

          (14) any instrument governing any Indebtedness or Capital Stock of a
     Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary;
     provided that, in the case of Indebtedness, the incurrence of such
     Indebtedness as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of this Indenture; and

          (15) any encumbrances or restrictions of the type referred to in
     Section 4.08(a)(1), (a)(2) and (a)(3) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Section 4.08(b)(1) through (14); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are in the good faith judgment of the Company not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock and
Disqualified Stock.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or
Preferred Stock; provided that the Company may incur Indebtedness (including
Acquired Debt) or issue shares of Disqualified Stock, and any Restricted
Subsidiary may incur Indebtedness (including Acquired Debt), issue shares of
Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge
Coverage Ratio on a consolidated basis for the Company's and its Restricted
Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred
Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or
Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period;
provided that the amount of Indebtedness (including Acquired Debt), Disqualified
Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $100.0 million at any one time outstanding.

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     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items (collectively, "Permitted Debt"):

          (a) Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed $2,200.0 million less an amount equal to either (A) in the event a Replacement ABL Facility has been established pursuant to clause (c) below, the sum of (1) $100.0 million plus (2) the amount by which the aggregate amount of the commitments under the Replacement ABL Facility exceeds $125.0 million or
     (B) the then-outstanding principal amount of any Attributable Receivables
     Facility Debt, as the case may be;

          (b) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes issued on the Issue Date
     (including any Subsidiary Guarantees thereof) and the Exchange Notes and related exchange guarantees to be issued in exchange for the Notes and the
     Guarantees pursuant to the Registration Rights Agreement (other than any
     Additional Notes);

          (c) Indebtedness under an asset-based revolving credit facility providing the Company and its Restricted Subsidiaries in an aggregate principal committed amount not to exceed $150.0 million (the "Replacement
     ABL Facility"); provided that no such Replacement ABL Facility shall be permitted in the event that a Receivables Facility is in existence at such time;

          (d) any Existing Clarke Notes not tendered and accepted in the Tender
     Offer and any other Indebtedness existing on the Issue Date;

          (e) Indebtedness (including Capitalized Lease Obligations),
     Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance or reimburse the cost of the development, construction, purchase, lease, repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that at the time of incurrence of such
     Indebtedness or issuance of such Disqualified Stock or Preferred Stock the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock
     incurred pursuant to this clause (e) does not exceed the greater of (x)
     $175.0 million or (y) 2.5% of consolidated Total Assets of the Company as of the last annual or interim balance sheet date for which internal financial statements are available at any one time outstanding;

          (f) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, self-insurance obligations and bankers' acceptances in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within
     30 days following such drawing or incurrence;

          (g) Indebtedness arising from agreements of the Company or a
     Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary,

                                       71

     other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

               (1) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (1)), and

               (2) the maximum assumable liability in respect of all such
          Indebtedness (other than liability for those indemnification obligations that are not customarily subject to a cap) shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value)
          actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (h) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a
     Guarantor is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such
     Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

          (i) Indebtedness of a Restricted Subsidiary to the Company or another
     Restricted Subsidiary; provided that if a Guarantor incurs such
     Indebtedness to a Restricted Subsidiary that is not a Guarantor such
     Indebtedness is subordinated in right of payment to the Guarantee of such
     Guarantor; provided, further, that any subsequent issuance or transfer of
     Capital Stock or any other event that results in any such Restricted
     Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted
     Subsidiary) shall be deemed, in each case, to be an incurrence of such
     Indebtedness;

          (j) shares of Preferred Stock of a Restricted Subsidiary issued to the
     Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

          (k) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of managing: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

          (l) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the
     Company or any Restricted Subsidiary in the ordinary course of business;

          (m) (x) any guarantee by the Company or a Restricted Subsidiary of
     Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of this Indenture or (y) any guarantee by a
     Restricted Subsidiary of Indebtedness or other obligations of the Company permitted to be

                                       72

     incurred under the terms of this Indenture; provided that such guarantee is incurred in accordance with Section 4.17 hereof;

          (n) the incurrence by the Company or any Restricted Subsidiary of
     Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified
     Stock or Preferred Stock incurred as permitted under Section 4.09(a) and clauses (b), (d), (e), (n), (o), (r), (s) or (w) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness,
     Disqualified Stock or Preferred Stock including additional Indebtedness,
     Disqualified Stock or Preferred Stock incurred to pay premiums, fees and expenses in connection therewith (the "Refinancing Indebtedness");
     provided, however, that such Refinancing Indebtedness:

                    (1) has a Weighted Average Life to Maturity at the time such
               Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness,
               Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

                    (2) to the extent such Refinancing Indebtedness extends,
               replaces, refunds, refinances, renews or defeases (i)
               Indebtedness subordinated to the Notes or any Guarantee, such
               Refinancing Indebtedness is subordinated to the Notes or such
               Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or is Disqualified Stock or Preferred Stock or (ii) Disqualified
               Stock or Preferred Stock, such Refinancing Indebtedness must be
               Disqualified Stock or Preferred Stock, respectively; and

                    (3) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a
               Guarantor that refinances Indebtedness, Disqualified Stock or
               Preferred Stock of the Company, (y) Indebtedness, Disqualified
               Stock or Preferred Stock of a Restricted Subsidiary that is not a
               Guarantor that refinances Indebtedness, Disqualified Stock or
               Preferred Stock of a Guarantor or (z) Indebtedness, Disqualified
               Stock or Preferred Stock of the Company or a Restricted
               Subsidiary that refinances Indebtedness, Disqualified Stock or
               Preferred Stock of an Unrestricted Subsidiary;

          (o) Indebtedness, Disqualified Stock or Preferred Stock (x) of the
     Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a
     Restricted Subsidiary in accordance with the terms of this Indenture;
     provided that either

               (1) after giving effect to such acquisition or merger on a pro forma basis, either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge
          Coverage Ratio test set forth in Section 4.09(a) hereof; or (B) the
          Fixed Charge Coverage Ratio of the Company and the Restricted
          Subsidiaries on a consolidated basis for the Company's and its
          Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition or merger

                                       73

          would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such acquisition or merger; or

               (2) such Indebtedness, Disqualified Stock or Preferred Stock

                    (A) is not Secured Indebtedness and is Subordinated
               Indebtedness with subordination terms that are either, at the
               Company's election, (x) consistent with market terms of
               agreements governing comparable Indebtedness of similar companies in the high yield market at the time of such acquisition or merger and do not conflict with the provisions of this Indenture, provided, that a certificate of a Responsible Officer delivered to the Trustee at least five Business Days (or such shorter time as the Trustee may agree) prior to the incurrence of such
               Indebtedness, together with a reasonably detailed description of the subordination terms of such Indebtedness, stating that the
               Company has determined in good faith that such terms satisfy the foregoing requirement shall be conclusive evidence thereof or (y)
               otherwise in form and substance reasonably satisfactory to the
               Trustee,

                    (B) is not incurred while a Default exists and no Default
               shall result therefrom,

                    (C) does not mature (and is not mandatorily redeemable in
               the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Notes and

                    (D) in the case of sub-clause (y) above only, is not
               incurred in contemplation of such acquisition or merger;

               provided, however, that the Company and its Restricted
          Subsidiaries may not incur any such Indebtedness under this Section
          4.09(b)(o)(2) unless (after giving pro forma effect to such acquisition or merger) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such acquisition or merger would be at least 1.75:1.00;

          (p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such
     Indebtedness is extinguished within two Business Days after its incurrence;

          (q) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated
     amount of such letter of credit;

          (r) Indebtedness, Disqualified Stock or Preferred Stock of the Company
     or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in an aggregate principal amount and liquidation preference which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred
     Stock incurred pursuant to this clause (r) and then outstanding (together with any Refinancing Indebtedness in respect of any such Indebtedness,
     Disqualified Stock or Preferred Stock which is then outstanding in reliance on clause (n) above), does not at any one time outstanding exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and
     Preferred Stock

                                       74

     incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred pursuant to Section 4.09(a) hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred such
     Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section
     4.09(a) hereof without reliance on this clause (r));

          (s) Indebtedness, Disqualified Stock or Preferred Stock incurred by a
     Foreign Subsidiary in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred
     Stock incurred pursuant to this clause (s) and then outstanding, does not exceed 5.0% of Foreign Subsidiary Total Assets as of the most recent date for which internal financial statements are available (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to Section 4.09(a) hereof from and after the first date on which the Company or such Restricted Subsidiary could have incurred such
     Indebtedness, Disqualified Stock or Preferred Stock pursuant to such
     Section 4.09(a) without reliance on this clause (s));

          (t) Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to future, current or former officers, managers, directors, consultants and employees of the Company, its subsidiaries or its direct or indirect parent companies, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of
     Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in Section 4.07(b)(4) hereof;

          (u) Indebtedness, Disqualified Stock and Preferred Stock of the
     Company or any Restricted Subsidiary not otherwise permitted under this
     Indenture in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (u) and then outstanding, does not at any one time outstanding exceed the sum of:

               (1) $125.0 million (it being understood that any Indebtedness,
          Disqualified Stock and Preferred Stock incurred pursuant to this clause (u)(1) shall cease to be deemed incurred or outstanding for purposes of this clause (u)(1) but shall be deemed incurred pursuant to Section 4.09(a) hereof from and after the first date on which the
          Company or such Restricted Subsidiary could have incurred such
          Indebtedness, Disqualified Stock or Preferred Stock pursuant to such
          Section 4.09(a) without reliance on this clause (u)(1)); plus

               (2) 100% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the
          Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity
          Interests to the Company or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make
          Restricted Payments or to make other investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted
          Investments (other than Permitted Investments specified in clauses (1)
          and (2) of the definition thereof);

          (v) Attributable Debt incurred by the Company or any Restricted
     Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other

                                       75

     fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted
     Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable
     Debt incurred under this clause (v) at any time outstanding does not exceed
     $60.0 million; and

          (w) the incurrence by the Company of Qualified Affiliate Debt.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to Section
4.09(a) hereof, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness, Disqualified Stock or Preferred Stock on the
date of its incurrence in any manner that complies with this Section 4.09, or later divide, classify or reclassify all or a portion of such item of
Indebtedness, in any manner that complies with this Section 4.09 and such item of Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof, as applicable) will be treated as having been incurred pursuant to only such clause or clauses or Section 4.09(a). Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this
Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted
Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment or accretion of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of
Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock will not be deemed to be an incurrence of
Indebtedness or an issuance of Preferred Stock for purposes of this Section
4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any
     Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, in the case of any other
     Indebtedness; and

          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

               (A) the Fair Market Value of such assets at the date of
          determination; and

               (B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

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          (1) the Company (or the Restricted Subsidiary, as the case may be)
     receives consideration at the time of the Asset Sale at least equal to the
     Fair Market Value of the assets sold or otherwise disposed of; and

          (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted
     Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

               (A) any liabilities, as shown on the Company's or such Restricted
          Subsidiary's most recent internal balance sheet or in the notes thereto, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets
          (or a third party on behalf of the transferee) and for which the
          Company or such Restricted Subsidiary has been validly released by all creditors in writing;

               (B) any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash
          Equivalents received in that conversion, within 180 days following the closing of the Asset Sale;

               (C) (1) any Designated Noncash Consideration received by the
          Company or such Restricted Subsidiary in such Asset Sale in respect of assets or property that is collateral under a Credit Facility having an aggregate fair market value, taken together with all other
          Designated Noncash Consideration received pursuant to this clause
          (C)(1) that is at that time outstanding, not to exceed the greater of
          (I) $125.0 million and (II) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration; and (2) any
          Designated Noncash Consideration received by the Company or such
          Restricted Subsidiary in such Asset Sale in respect of assets or property that is not collateral under a Credit Facility, having an aggregate fair market value, taken together with all other Designated
          Noncash Consideration received pursuant to this clause (C)(2) that is at that time outstanding, not to exceed the greater of (I) $125.0 million and (II) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, in each case of (1) and (2), with the Fair Market Value of each item of Designated Noncash
          Consideration being measured at the time received and without giving effect to subsequent changes in value; and

               (D) the proceeds of any Designated Asset Sale.

     (b) Within 450 days after the receipt of any Net Proceeds from an Asset
Sale (other than any Excess Designated Proceeds), the Company (or the applicable
Restricted Subsidiary, as the case may be) may apply such Net Proceeds to, at its option:

          (1) permanently reduce (x) Obligations under any Senior Indebtedness of the Company or any Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce
     Obligations under any Senior Indebtedness that is not Secured Indebtedness, the Company or such Guarantor will, equally and ratably, reduce Obligations under the Notes by, at its option, (A) redeeming Notes if the Notes are

                                       77

     then redeemable as provided under Section 3.07 hereof, (B) making an offer
     (in accordance with the procedures set forth below for an Asset Sale Offer)
     to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional
     Interest, if any, on the principal amount of Notes to be repurchased or (C)
     purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with this Indenture and applicable securities law; or (y) Indebtedness of a Restricted Subsidiary
     that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

          (2) an investment in

               (A) any one or more businesses primarily engaged in a Similar
          Business; provided that such investment in any business is in the form of (w) a merger with the Company or a Restricted Subsidiary, (x) the acquisition of Capital Stock and results in the Company or any
          Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (y) the acquisition of all or substantially all of the assets of such business or (z) the acquisition of Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary primarily engaged in a Similar Business,

               (B) properties,

               (C) capital expenditures and

               (D) acquisitions of other assets, that in each of (A), (B), (C)
          and (D), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset
          Sale.

     (c) Any Designated Noncash Consideration received by the Company or a
Restricted Subsidiary pursuant to Section 4.10(a)(2)(C) shall be deemed to have been applied pursuant to Section 4.10(b)(2) so long as such Designated Noncash
Consideration is used in the business of the Company or a Restricted Subsidiary within the time periods set forth in this Section 4.10.

     (d) Any Net Proceeds from the Asset Sale (other than any Excess Designated
Proceeds) that are not invested or applied in accordance with Section 4.10(b)
within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute "Excess Proceeds"; provided that if during such 450-day period the
Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of
Section 4.10(b)(2) after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement).

     (e) When the aggregate amount of Excess Proceeds exceeds $45.0 million, within 30 days thereof, the Company will make an offer, in accordance with
Section 3.09 hereof, to (i) all Holders of Notes, (ii) all holders of
Indebtedness to be repaid pursuant to clause (1)(x) of Section 4.10(b) and (iii)
all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those contained in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset
Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and

                                       78

Additional Interest, if any, to the date of purchase, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net
Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such
Net Proceeds prior to the expiration of the relevant 450 days or with respect to
Excess Proceeds of $45.0 million or less. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and any Restricted Subsidiary
may use those Excess Proceeds for any purpose not otherwise prohibited by this
Indenture, including, without limitation, the making of Restricted Payments otherwise permitted under the terms of this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such
Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis (with such adjustments for authorized denominations). Upon completion of each Asset Sale
Offer, the amount of Excess Proceeds will be reset at zero. The Company at its election may retain or use any Excess Designated Proceeds for any purpose, including, if applicable, to make any Restricted Payment otherwise permitted under the terms of this Indenture.

     (f) Pending the final application of any Net Proceeds, the Company or its
Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this
Indenture.

     (g) The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction") involving aggregate payments or consideration in excess of $10.0 million, unless:

          (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not an Affiliate of the
     Company or such Restricted Subsidiary; and

          (2) the Company delivers to the Trustee with respect to any Affiliate
     Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a resolution of the Board of
     Directors of the Company approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

          (1) transactions between or among the Company or any of the Restricted
     Subsidiaries;

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          (2) Restricted Payments permitted by Section 4.07 hereof and the definition of "Permitted Investments";

          (3) the issuance or transfer of Equity Interests (other than
     Disqualified Stock) of the Company to any Permitted Holder or to any
     director, manager, officer, employee or consultant of the Company, its subsidiaries or any direct or indirect parent company thereof (or their estates, spouses or former spouses);

          (4) the payment of reasonable and customary fees and other compensation paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

          (5) payments or loans (or cancellations of loans) to officers, managers, directors, consultants and employees of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory or benefit arrangements with such officers, managers, directors, consultants and employees that are, in each case, approved by the Company in good faith;

          (6) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent
     Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.11(a) hereof;

          (7) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management of the
     Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (8) any agreement, instrument or arrangement as in effect as of the
     Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Issue
     Date as reasonably determined in good faith by the Company);

          (9) payments by the Company or any Restricted Subsidiary to any of the
     Parents for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

          (10) the existence of, or the performance by the Company or any of the
     Restricted Subsidiaries of its obligations under the terms of, any agreement with the stockholders of the Company or any direct or indirect parent of the Company or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause
     (10) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders when taken as a whole in

                                       80

     any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

          (11) the transactions among and the payment of all premiums, fees and expenses related to the transactions by the Company and its Restricted
     Subsidiaries described in the Offering Circular under the caption entitled
     "The Transactions";

          (12) investments by the Parents in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii)
     the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

          (13) sales or repurchases of accounts receivable, payment intangibles and related assets or participations therein, in connection with, or any other transactions relating to, any Receivables Facility;

          (14) any transaction pursuant to which MFW or any of its Affiliates provides the Company and/or its Restricted Subsidiaries, at their request and at the cost to MFW, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services;

          (15) the issuance of Qualified Affiliate Debt and the transactions in connection therewith;

          (16) any transaction contemplated by Section 4.07(b)(9), (b)(15) or
     (b)(16) hereof;

          (17) any transaction with an Affiliate in which the consideration paid by the Company or any Restricted Subsidiary consists only of Equity
     Interests of the Company;

          (18) any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) reorganizing to facilitate an initial public offering of securities of the Company or a direct or indirect parent of the Company, (b) forming or collapsing a holding company structure or (c) reincorporating the Company in a new jurisdiction; and

          (19) payments to or from, and transactions with, any joint venture in the ordinary course of business.

Section 4.12 Liens.

     The Company will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired to secure obligations under any Indebtedness, except
Permitted Liens, unless:

          (1) in the case of Liens securing Subordinated Indebtedness, the Notes or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such
     Liens; and

          (2) in all other cases, the Notes or the applicable Guarantee of a
     Guarantor, as the case may be, are equally and ratably secured;

                                       81

     provided that any Lien which is granted to secure the Notes under this
Section 4.12 shall be automatically discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto)
that gave rise to the obligation to so secure the Notes.

Section 4.13 Business Activities.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, engage to any material extent in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any Similar Businesses. For
the avoidance of doubt, for purposes of this Indenture, the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date shall be such lines of business after giving effect to the Transactions.

Section 4.14 Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries other than its Immaterial
     Subsidiaries, in accordance with the respective organizational documents
     (as the same may be amended from time to time) of the Company or any such
     Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the
     Company and its Restricted Subsidiaries other than its Immaterial
     Subsidiaries (except as such would otherwise reasonably expire, be abandoned or permitted to lapse in the ordinary course of business), necessary in the normal conduct of its business);

     except in each case (other than with respect to the Company's existence) to the extent such failure to do so would not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company and the Guarantors (taken as a whole) to perform their obligations under this Indenture or the rights of, or remedies available to the Trustee or the Holders under, this Indenture.

Section 4.15 Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes pursuant to a Change of Control Offer in accordance with this Indenture (a "Change of
Control Offer"). In the Change of Control Offer, the Company will offer a payment (such payment, a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. No later than 45 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the
Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and stating:

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          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the Change of Control Payment Date;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of
     Control Payment, all Notes accepted for payment pursuant to the Change of
     Control Offer will cease to accrue interest on and after the Change of
     Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a
     Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third
     Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the
     Paying Agent receives, not later than the close of business on the second
     Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the
     Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or a $1,000 integral multiple in excess thereof.

     The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

     (b) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount in cash equal to the
     Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the
     Company.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be

                                       83

transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the
Company will not be required to make a Change of Control Offer upon a Change of
Control if (1) a third party makes the Change of Control Offer in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer (it being understood that such third party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause (1)), or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

     (d) A Change of Control Offer may be made in advance of a Change of Control or conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control
Offer.

Section 4.16 Limitation on Sale and Lease-Back Transactions.

     The Company will not, and will not permit any of its Restricted
Subsidiaries to, enter into any Sale and Lease-Back Transaction unless:

          (1) the Company or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction pursuant to Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.12 hereof;

          (2) the consideration received by the Company or any Restricted
     Subsidiary in connection with that Sale and Lease-Back Transaction is in an amount not less than 80% of the Fair Market Value of the property that is the subject of that Sale and Lease-Back Transaction; and

          (3) such Sale and Lease-Back Transaction does not violate Section 4.10 hereof.

Section 4.17 Limitations on Guarantees of Indebtedness by Restricted
Subsidiaries.

     The Company will not permit any of its Wholly-Owned Subsidiaries that are
Restricted Subsidiaries (or any non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Company or any Guarantor), other than a Guarantor or an Immaterial
Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

          (1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, substantially in the form of
     Exhibit F hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, that is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

          (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any

                                       84

     other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee prior to payment in full of the Notes;

     provided that this Section 4.17 shall not be applicable to (x) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any guarantee of any Restricted Subsidiary that was incurred at the time such Person became a Restricted Subsidiary, in connection with Indebtedness that (A) existed at such time or the proceeds of which were used to make such acquisition and (B)
that is permitted to be secured by clause (18), (28) or (29) of the definition of Permitted Liens or clause (17) of the definition of Permitted Liens (but only to the extent relating to the refinancing, refunding, extension, renewal or replacement of the Liens permitted under any of the foregoing clauses).

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

     (a) The Company shall not: (i) consolidate or merge with or into another
Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

          (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company)
     or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States of
     America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company"); provided, that if the Successor Company is not a corporation, a co-issuer of the Notes will be a corporation;

          (2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists; and

          (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) the Company or the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or
     (ii) the Fixed Charge Coverage Ratio for the Company or the Successor
     Company and its respective Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would be equal to or greater than such ratio for the Company and its Restricted
     Subsidiaries immediately prior to such transaction.

     The Successor Company will succeed to, and be substituted for, the Company under this Indenture and the Notes, and the Company will be released from its obligations thereunder.

     Notwithstanding this Section 5.01(a):

                                       85

          (1) any Restricted Subsidiary may consolidate with or merge into the
     Company;

          (2) the Company or any Restricted Subsidiary may transfer all or part of its properties and assets to a Guarantor; and

          (3) the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of
     Indebtedness of the Company and the Restricted Subsidiaries is not
     increased thereby.

     (b) Each Guarantor will not, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such
Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such
     Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States of America, any state thereof, the
     District of Columbia, or any territory thereof (such Guarantor or such
     Person, as the case may be, being herein called the "Successor Guarantor");
     (b) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such
     Guarantor's Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     and (c) immediately after such transaction, no Event of Default exists; or

          (2) the transaction does not violate Section 4.10 hereof or is not an
     Asset Sale pursuant to the definition thereof.

     The Successor Guarantor will succeed to, and be substituted for, such
Guarantor under this Indenture and such Guarantor's Guarantee, and the Guarantor will be released from its obligations thereunder.

     (c) Notwithstanding paragraphs (a) and (b) of this Section 5.01, any
Guarantor may (x) merge into or sell, assign, transfer, lease, convey or otherwise dispose of (each such action being referred to in this paragraph as a
"transfer") all or part of its properties and assets to another Guarantor or the
Company, (y) transfer all or part of its properties and assets to a Restricted
Subsidiary that is not a Guarantor in a transaction that (i) does not violate
Section 4.10 hereof or is not an Asset Sale pursuant to the definition thereof or (ii) comprised of one or more non-exclusive licenses of intellectual property for fair value (as determined in good faith by the Company), or (z) transfer all or part of its properties and assets to a Restricted Subsidiary that is not a
Guarantor; provided that any transfer made pursuant to this clause (z) satisfies the following conditions:

          (1) the transferor receives consideration at the time of such transfer at least equal to the fair value (as determined in good faith by the
     Company) of the properties and assets transferred, such consideration to be in the form of cash, Cash Equivalents and/or one or more promissory notes made by the transferee to the transferor;

          (2) the Capital Stock of the transferee is owned by the Company or a
     Restricted Subsidiary, or by a Restricted Subsidiary the Capital Stock of
     which is owned by the Company or another Restricted Subsidiary;

                                       86

          (3) the transferee (and, if the Capital Stock of the transferee is owned by a Foreign Subsidiary, such owner) agrees in writing not to incur any Indebtedness or Preferred Stock other than:

               (a) pursuant to clauses (e), (f), (g), (i), (j), (l), (p) or (q)
          of Section 4.09(b) hereof,

               (b) Indebtedness in the nature of deferred purchase price of any property (including Capitalized Lease Obligations) permitted pursuant to Section 4.09 hereof and

               (c) other Indebtedness other than for borrowed money; and

          (4) with respect to any property and assets that are owned by the
     Company or a Guarantor on the Issue Date and subsequently transferred in reliance on this clause (z),

               (a) the fair value of such property and assets as of the date of such transfer (as determined in good faith by the Company and evidenced by a certificate of a Responsible Officer delivered to the
          Trustee not less than five Business Days (or such shorter time as the
          Trustee may agree) prior to such transfer), plus

               (b) the fair value of any other property or assets previously transferred in reliance on this clause (z) as of their respective dates of transfer (as determined in good faith by the Company), minus

               (c) the aggregate amount of payments of principal made on or before the date of the transfer in question with respect to all promissory notes previously delivered pursuant to this clause (z)
          shall not exceed $175.0 million.

     (d) Notwithstanding the foregoing, the Transactions (including, without limitation, the execution by Harland and the Harland Subsidiaries of this
Indenture, the Notes and the Guarantees on the Issue Date and the merger of certain of the Guarantors with and into Harland and the Harland Subsidiaries)
will be permitted without compliance with this Section 5.01.

     (e) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more of the Restricted Subsidiaries in one or more related transactions (other than to the Company or a Guarantor), which properties and assets if held by the Company, instead of such Restricted
Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis
(other than to the Company or a Guarantor), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02 Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company

                                       87

under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a sale of the Company's assets (other than a sale of all or substantially all of the Company's assets) in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

     Each of the following is an "Event of Default":

          (1) default for 30 days in the payment when due and payable of interest on, or Additional Interest, if any, with respect to, the Notes;

          (2) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the
     Notes;

          (3) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under this Indenture to comply with any of its other agreements in this Indenture or the Notes;

          (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any
     Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the
     Guarantors), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both:

               (a) (i) is caused by a failure to pay principal of such
          Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such
          Indebtedness to become due prior to its stated final maturity; and

               (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more at any one time outstanding;

          (5) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million and not covered by insurance, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

                                       88

          (6) the Company or any of its Restricted Subsidiaries that is a
     Significant Subsidiary or any group of Restricted Subsidiaries of the
     Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors,
          or

               (E) generally is not paying its debts as they become due;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Restricted
          Subsidiaries that is a Significant Subsidiary or any group of
          Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Restricted
          Subsidiaries that is a Significant Subsidiary or any group of
          Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant
          Subsidiary; or

               (C) orders the liquidation of the Company or any of its
          Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (8) the Guarantee of any Significant Subsidiary (or any group of
     Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any Responsible Officer of any Guarantor that is a Significant
     Subsidiary (or the Responsible Officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this
     Indenture or the release of any such Guarantee in accordance with this
     Indenture.

Section 6.02 Acceleration.

     In the case of an Event of Default specified in clause (6) or (7) of
Section 6.01 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the
Notes to be due and payable immediately.

                                       89

     Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the
Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default
(except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional
Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

     (a) Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, or compliance with any provision of this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     (b) In the event of any Event of Default specified in Section 6.01(4)
hereof, such Event of Default and all consequences thereof (excluding any resulting Payment Default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

          (x) the Indebtedness or guarantee that is the basis for such Event of
     Default has been discharged,

          (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default
     or

          (z) the Default that is the basis for such Event of Default has been cured.

Section 6.05 Control by Majority.

     Holders of a majority in aggregate principal amount of the then outstanding
Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction

                                       90

that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

     Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

          (2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the
     Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and Additional
Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Company
(or any other obligor

                                       91

upon the Notes), its creditors or its property and shall
be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

     If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional
     Interest, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct in a final, non-appealable order.

     The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a
Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a
Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                       92

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this
Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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Section 7.02 Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of it selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an
Officer of the Company.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the
Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any
Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

                                       94

Section 7.05 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its
Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of
Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with
TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The
Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors
(including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. To the extent there exists a conflict or a potential conflict of interest, as determined in good faith by the
Trustee, the Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any
Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c) The obligations of the Company and the Guarantors under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

                                       95

     (d) To secure the Company's and the Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor
Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the
Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the
Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10 hereof, such
Holder may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to

                                       96

the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of
TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section
310(b).

Section 7.11 Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may at any time, at its option evidenced by a resolution of its
Board of Directors set forth in an Officers' Certificate, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any particular series upon compliance with the conditions set forth below in this
Article 8.

Section 8.02 Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any particular series and all obligations of the Guarantors with respect to their Guarantees and such Notes (to the extent they are
Co-Issuers) on the date the conditions set forth below are satisfied
(hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the
Guarantees) and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and

                                       97

at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes of any particular series to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the Funds in Trust referred to in Section 8.04 hereof;

          (2) the Company's obligations with respect any series of Notes under
     Article 2 and Section 4.02 hereof;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4) this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations with respect to a particular series of Notes under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09,
4.10, 4.11, 4.12, 4.13, 4.14 (except with respect to the existence of the
Company), 4.15, 4.16 and 4.17 hereof, Sections 5.01(a)(3) and 5.01(a)(4) hereof,
Sections 5.01(b) through (e) hereof and Article 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), any existing failure by the Company to comply with any such obligations shall no longer constitute an
Event of Default, and such Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders
(and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a particular series and Guarantees, the Company and the
Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a
Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections
6.01(3) through 6.01(5) and 6.01(8) hereof will not constitute Events of
Default. In addition the Guarantees will be terminated and released and the
Guarantors discharged with respect to their Guarantees and such Notes (to the extent they are Co-Issuers) upon a Covenant Defeasance.

Section 8.04 Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                                       98

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the series of Notes being defeased, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities ("Funds in
     Trust"), in amounts as will be sufficient to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding
     Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the
          applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of
          Counsel shall confirm that, the Holders of the outstanding Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes being defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of
     Default resulting from the borrowing of funds to be applied to the Funds in
     Trust);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes being defeased over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been satisfied.

                                       99

Section 8.05 Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the
Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof, which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or
Covenant Defeasance.

Section 8.06 Repayment to Company.

     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this
Indenture and such Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or
Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the
Trustee or Paying Agent.

                                      100

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the
Guarantees without the consent of any Holder of Note:

          (1) to cure any ambiguity, defect, inconsistency or omission;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's, a Co-Issuer's or a
     Guarantor's obligations to the Holders of the Notes and Guarantees by a successor to the Company, such Co-Issuer's or such Guarantor pursuant to
     Article 5 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

          (5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor;

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (7) to conform the text of this Indenture, the Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering
     Circular, to the extent that such provision in that "Description of Notes"
     was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes;

          (8) to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in this Indenture as of the
     Issue Date;

          (9) to allow any Guarantor or other obligor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

          (10) to release a Guarantor or Co-Issuer as provided in this
     Indenture;

          (11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes provided, however, that (a)
     compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

          (12) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (13) to comply with the rules of any applicable securities depositary.

                                      101

     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

     Except as provided below in this Section 9.02 or as permitted by Section
9.01, the Company and the Trustee may amend or supplement this Indenture
(including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the
Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the
Notes); provided that (i) if any amendment, waiver or other modification would disproportionately and adversely affect the Fixed Rate Notes or the Floating
Rate Notes, such amendment, waiver or modification shall also require the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be, and (ii) if any amendment, waiver or other modification would only affect the Fixed Rate Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding
Fixed Rate Notes or Floating Rate Notes, as the case may be, will be required.

     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this
Indenture or the Notes or the Guarantees. However, without the consent of each
Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                                      102

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or extend the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes
     (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

          (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on, the Notes
     (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding
     Notes and a waiver of the Payment Default that resulted from such acceleration) or in respect of a covenant or provision contained in this
     Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

          (5) make any Note payable in money other than that stated in the
     Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payment of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

          (7) except as otherwise permitted by this Indenture, release the
     Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary);

          (8) make any change in these amendment and waiver provisions; or

          (9) impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

Section 9.03 Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any
Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                                      103

Section 9.05 Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the
Company nor any Co-Issuer may sign an amended or supplemental indenture until the Board of Directors of the Company or such Co-Issuer, as applicable, approves
it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an
Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this
Indenture.

     Harland and the Harland Subsidiaries shall be permitted to execute this
Indenture, the Notes and the Guarantees on the Issue Date, and no amended or supplemental indenture (or related Officers' Certificate or Opinion of Counsel)
shall be required to evidence the accession to this Indenture, the Notes or the
Guarantees on the Issue Date of Harland or the Harland Subsidiaries.

                                   ARTICLE 10
                                   GUARANTEES

Section 10.01. Guarantee.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any
     Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                                      104

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance)
which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the
Guarantors, any amount paid by either to the Trustee or such Holder, this
Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each
Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02. Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such
Guarantor not constitute a fraudulent transfer or conveyance for purposes of
Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Guarantee.

     To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E1 or Exhibit E2, as applicable, hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the
Trustee after the time such Guarantor becomes a Guarantor and that this
Indenture will be executed on behalf of such Guarantor by one of its Officers.

                                      105

     Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this
Indenture on behalf of the Guarantors.

Section 10.04. Releases.

     The Guarantee of a Guarantor and such Guarantor's obligations (if any) as a
Co-Issuer shall automatically be released:

     (a) In connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (after giving effect to such transaction)
the Company or a Restricted Subsidiary of the Company, if the sale, transfer or other disposition does not violate Section 4.10 hereof or is not an Asset Sale pursuant to the definition thereof;

     (b) In connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if
the sale, transfer or other disposition does not violate Section 4.10 hereof or is not an Asset Sale pursuant to the definition thereof;

     (c) If the Company designates such Guarantor to be an Unrestricted
Subsidiary in accordance with the applicable provisions of this Indenture;

     (d) upon Legal Defeasance or satisfaction and discharge of this Indenture as provided in Article 8 or Article 11 hereof;

     (e) upon a sale of Capital Stock which causes such Guarantor to cease to be a Restricted Subsidiary if such sale does not violate any of the provisions of this Indenture;

     (f) if the Company has satisfied the conditions to Covenant Defeasance as provided in Article 8 hereof;

     (g) if such Guarantor no longer has any obligations under any Indebtedness that would require it to become a Guarantor pursuant to Section 4.17 hereof; or

     (h) upon a merger, sale of assets or other transaction that satisfies the requirements of Section 5.01(c).

     Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the
Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                      106

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes of any particular series issued hereunder, when:

          (1) either:

               (a) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

               (b) all Notes of such series that have not been delivered to the
     Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and the Company or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of such Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S.
     dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the
     Trustee for cancellation, including principal, premium and Additional
     Interest, if any, and accrued interest to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Make-Whole
     Redemption Date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the Make-Whole Redemption Date, in the good-faith determination of the Board of Directors of the Company pursuant to a Board
     Resolution and as evidenced by an Officers' Certificate);

          (2) no Default or Event of Default with respect to such Notes has occurred and is continuing on the date of such deposit (other than a
     Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company has paid or caused to be paid all sums payable by the
     Company under this Indenture with respect to such series of Notes; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge

                                      107

those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the relevant series of Notes and this Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and
Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government
Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the
Company's and any Guarantor's obligations under this Indenture and the relevant series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying
Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 12.02 Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to
the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     Clarke American Corp.
     10931 Laureate Drive
     San Antonio, TX 78249
     Facsimile No.: (210) 558-5254
     Attention: Chief Financial Officer

     With a copy to:

     M&F Worldwide Corp.
     35 East 62nd Street
     New York, NY 10021

                                      108

     Facsimile No: (212) 572-5056
     Attention: Barry F. Schwartz

     and

     Paul, Weiss, Rifkind, Wharton & Garrison LLP
     1285 Avenue of the Americas
     New York, NY  10019
     Facsimile No.: (212) 492-0052
     Attention: Lawrence G. Wee

     If to the Trustee:

     Wells Fargo Bank, N.A.
     Corporate Trust Services
     213 Court Street, Suite 703
     Middletown, CT 06457
     Facsimile No.: (860) 704-6219
     Attention: Joseph P. O'Donnell

     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and
the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the
Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the
Trustee, the Registrar and anyone else shall have the protection of TIA Section
312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                                      109

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in
     Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in
     Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the issuance of the Initial Notes on the Issue Date.

Section 12.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Any opinion of Counsel may be subject to customary assumptions and qualifications.

Section 12.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar, Paying Agent or Calculation Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees,
Stockholders or Controlling Persons.

     No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor or any of their parent companies, as such, will have any liability for any obligations of the Company or the
Guarantors under the Notes, this Indenture, the Guarantees, the Registration
Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                                      110

Section 12.08 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10 Successors.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor and Co-Issuer, as applicable, in this Indenture and the Notes, as applicable, will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 12.11 Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles
and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure.

     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer
(software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

                                      111

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first written above.

                                        CLARKE AMERICAN CORP.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Vice President, General
                                                   Counsel & Secretary

                                        B2DIRECT, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CENTRALIA HOLDING CORP.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CHECKS IN THE MAIL, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        CLARKE AMERICAN CHECKS, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        H ACQUISITION CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HARLAND CHECKS AND SERVICES, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HFS CORE SYSTEMS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HFS SCANTRON HOLDINGS CORP.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        JOHN H. HARLAND COMPANY

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name: Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        JOHN H. HARLAND COMPANY OF PUERTO RICO

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        NEW CS, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        NEW SCH, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        NEW SCSFH, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        NEW SFH, INC.

                                        By: /s/ Peter A. Fera
                                            ------------------------------------
                                            Name:  Peter A. Fera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        SCANTRON CORPORATION

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        WELLS FARGO BANK, N.A., AS TRUSTEE

                                        By: /s/ Joseph P. O'Donnell
                                            ------------------------------------
                                            Name:  Joseph P. O'Donnell
                                            Title: Vice President

                                                                      EXHIBIT A1

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                       Senior Floating Rate Notes due 2015

No. _____                                                          $____________

                              CLARKE AMERICAN CORP.
        AND THE CO-ISSUERS LISTED ON THE "SCHEDULE OF CO-ISSUERS" HERETO

each promise to pay to _______________ or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on May 15, 2015.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Dated: ___________, 20-

                                        CLARKE AMERICAN CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        B2DIRECT, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CHECKS IN THE MAIL, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CLARKE AMERICAN CHECKS, INC.

                                      A1-1

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        H ACQUISITION CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW CS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCSFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HARLAND CHECKS AND SERVICES, INC.

                                      A1-2

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HFS CORE SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        JOHN H. HARLAND COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SCANTRON CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [CO-ISSUER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

                                      A1-3

By:
    ---------------------------------
          Authorized Signatory

                                      A1-4

                                 [Back of Note]
                       Senior Floating Rate Notes due 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), and the entities listed on the "Schedule of Co-Issuers" hereto
     (the "Co-Issuers"), jointly and severally, promise to pay interest on the principal amount of this Floating Rate Note at the Applicable LIBOR Rate plus 475 basis points from ________, 20__ until maturity and shall pay the
     Additional Interest, if any, payable pursuant to the Registration Rights
     Agreement referred to below. The Company and the Co-Issuers, jointly and severally, will pay interest and Additional Interest, if any, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day
     (each, an "Interest Payment Date"). Interest on the Floating Rate Notes
     will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
     Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ______, 20__. The
     Company and the Co-Issuers, jointly and severally, will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve
     30-day months.

          (2) METHOD OF PAYMENT. The Company and the Co-Issuers, jointly and severally, will pay interest on the Floating Rate Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are
     registered Holders of Floating Rate Notes at the close of business on the
     February 1, May 1, August 1 and November 1 next preceding the Interest
     Payment Date, even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The
     Floating Rate Notes will be payable as to principal, premium and Additional
     Interest, if any, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes
     and all other Floating Rate Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A1-5

          (3) PAYING AGENT, REGISTRAR AND CALCULATION AGENT. Initially, Wells
     Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying
     Agent, Registrar and Calculation Agent. The Company may change any Paying
     Agent, Registrar or Calculation Agent without notice to any Holder. The
     Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company and Co-Issuers issued the Floating Rate
     Notes under an Indenture dated as of May 1, 2007 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Floating Rate
     Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Floating Rate Notes are unsecured obligations of the Company and the Co-Issuers on a joint and several basis. The Indenture does not limit the aggregate principal amount of Floating Rate Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

               (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Floating Rate Notes prior to May 15,
     2009. On or after May 15, 2009, the Company may redeem the Floating Rate
     Notes, in whole or in part, upon not less than 30 nor more than 60 days'
     notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction and discharge of the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and
     Additional Interest, if any, on the Floating Rate Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the right of
     Holders of Floating Rate Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

     Year                     Percentage
     ----                     ----------
     2009..................    102.000%
     2010..................    101.000%
     2011 and thereafter...    100.000%

               (b) At any time prior to May 15, 2009, the Company may, on any one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Floating Rate Notes issued under the Indenture
     (including the principal amount of any Additional Floating Rate Notes issued under the Indenture and without duplication with respect to Exchange
     Floating Rate Notes issued under the Indenture) at a redemption price equal to 100% of the aggregate principal amount of the Floating Rate Notes redeemed, plus a premium equal to the interest rate per annum on the
     Floating Rate Notes in effect on the date on which notice of redemption is given, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more
     Equity Offerings of the Company; provided that at least 50% of the aggregate principal amount of Floating Rate Notes issued under the
     Indenture (excluding Floating Rate Notes held by the Company and its
     Subsidiaries, but including any Additional Floating Rate Notes and without duplication with respect to Exchange Floating Rate Notes issued under the
     Indenture) remain outstanding immediately after the occurrence of each such redemption; and each such redemption occurs within 90 days of the closing of each such Equity Offering.

                                      A1-6

               (c) At any time prior to May 15, 2009, the Company may, in one or more instances, also redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to
     100% of the principal amount of Floating Rate Notes redeemed plus the
     Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to such redemption date (the
     "Make-Whole Redemption Date"), subject to the rights of Holders of the
     Floating Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

          (6) MANDATORY REDEMPTION. The Company and the Co-Issuers are not
     required to make mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Floating Rate Notes at a purchase price in cash equal to 101%
     of the aggregate principal amount of Floating Rate Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the
     Floating Rate Notes repurchased to the date of purchase, subject to the rights of Holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of
     Control Payment"). No later than 45 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $45.0 million, within 30 days thereof, the Company will make an offer to (i) all Holders of Notes (ii) all holders of Indebtedness to be repaid pursuant to Section 4.10(b)(1)(x) of the Indenture and (iii) all
     holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to Section 3.09 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds
     (the "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and
     Additional Interest, if any, to the date of purchase, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less. If any
     Excess Proceeds remain after consummation of an Asset Sale Offer, the
     Company and any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the making of Restricted Payments otherwise permitted under the terms of the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu
     Indebtedness shall be purchased on a pro rata basis (with such adjustments for authorized denominations). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company at its election may retain or use any Excess Designated Proceeds for any purpose, including, if applicable, to make any Restricted Payment otherwise permitted under the terms of the Indenture. Holders of Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale
     Offer from the Company prior to any related purchase date and may elect to have such

                                      A1-7

     Floating Rate Notes purchased by completing the form entitled "Option of
     Holder to Elect Purchase" attached to the Floating Rate Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Floating Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction or discharge of the Indenture.
     Floating Rate Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Floating Rate
     Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in
     registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Floating Rate Notes may be registered and Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any
     Floating Rate Notes for a period of 15 days before a selection of Floating
     Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Floating Rate
     Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event or
     Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any
     Holder of a Note, the Indenture or the Notes or the Guarantees may be
     amended or supplemented to cure any ambiguity, defect, inconsistency or omission; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's, a
     Co-Issuer's or a Guarantor's obligations to Holders of the Notes and
     Guarantees by a successor to the Company, such Co-Issuer or such Guarantor pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the
     Indenture, the Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Circular to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in the Indenture as of the Issue
     Date; to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; to release a Guarantor or Co-Issuer

                                      A1-8

     as provided in the Indenture; to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; to evidence and provide the acceptance of the appointment of a successor Trustee under the
     Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment when due and payable of interest on, or Additional
     Interest, if any, with respect to, the Floating Rate Notes; (ii) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Floating Rate
     Notes; (iii) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least
     30% in principal amount of the then outstanding Notes issued under the
     Indenture to comply with any of its other agreements in the Indenture or the Floating Rate Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both: (a) (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default
     (a "Payment Default"), or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (b)
     the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate
     $40.0 million or more at any one time outstanding; (v) failure by the
     Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million and not covered by insurance, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of
     Subsidiaries that together would constitute a Significant Subsidiary); or
     (vii) the Guarantee of any Significant Subsidiary (or any group of
     Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any Responsible Officer of any Guarantor that is a Significant
     Subsidiary (or the Responsible Officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the
     Indenture or the release of any such Guarantee in accordance with the
     Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of
     Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement

                                      A1-9

     regarding compliance with the Indenture, and the Company is required, within 10 Business Days of any Officer becoming aware of any Default or
     Event of Default, to deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the
     Floating Rate Notes, the Guarantees, the Indenture or the Registration
     Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Floating Rate Notes by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the
     Floating Rate Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Floating Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Floating Rate Notes under the Indenture, Holders of
     Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 1,
     2007, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of
     Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any
     Additional Notes (collectively, the "Registration Rights Agreement").

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Floating Rate Notes, and the
     Trustee may use CUSIP numbers in notices of redemption as a convenience to
     Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS FLOATING RATE NOTE AND
     THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
     OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
     JURISDICTION WOULD BE REQUIRED THEREBY.

                                     A1-10

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention: Chief Financial Officer

                                     A1-11

                                 ASSIGNMENT FORM

     To assign this Floating Rate Note, fill in the form below:

(I) or (we) assign and transfer this Floating Rate Note to: ____________________
                                                            (Insert assignee's
                                                                legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Floating Rate Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Floating Rate Note)

Signature Guarantee*:
                      ---------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-12

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Floating Rate Note purchased by the
Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        [_] Section 4.10 [_] Section 4.15

     If you want to elect to have only part of this Floating Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                  $____________

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Floating Rate Note)

                                           Tax Identification No.:
                                                                   -------------

Signature Guarantee*:
                      ---------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-13

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another
Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of          Amount of       Principal Amount
                      decrease in        increase in     of this Global Note      Signature of
                   Principal Amount   Principal Amount     following such      authorized officer
                          of                 of               decrease            of Trustee or
Date of Exchange   this Global Note   this Global Note      (or increase)           Custodian
----------------   ----------------   ----------------   -------------------   ------------------

                             SCHEDULE OF CO-ISSUERS

     The following are the Co-Issuers of the Floating Rate Notes represented by this Note:

Name                                                   Jurisdiction of Formation
----                                                   -------------------------

*    This schedule should be included only if the Floating Rate Note is issued in global form.

                                      A1-14

                                                                      EXHIBIT A2

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                     9.50% Senior Fixed Rate Notes due 2015

No. ___                                                            $____________

                              CLARKE AMERICAN CORP.
        AND THE CO-ISSUERS LISTED ON THE "SCHEDULE OF CO-ISSUERS" HERETO

each promise to pay to _____________________ or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on May 15, 2015.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _________, 20-

                                        CLARKE AMERICAN CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        B2DIRECT, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CHECKS IN THE MAIL, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CLARKE AMERICAN CHECKS, INC.

                                      A2-1

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        H ACQUISITION CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW CS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCSFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HARLAND CHECKS AND SERVICES, INC.

                                      A2-2

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HFS CORE SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        JOHN H. HARLAND COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SCANTRON CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [CO-ISSUER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
   as Trustee

                                      A2-3

By:
    ---------------------------------
           Authorized Signatory

                                      A2-4

                                 [Back of Note]
                     9.50% Senior Fixed Rate Notes due 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), and the entities listed on the "Schedule of Co-Issuers" hereto
     (the "Co-Issuers"), jointly and severally, promise to pay interest on the principal amount of this Fixed Rate Note at 9.50% per annum from ________,
     20__ until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The
     Company and the Co-Issuers, jointly and severally, will pay interest and
     Additional Interest, if any, semi-annually in arrears on May 15 and
     November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Fixed Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest
     Payment Date, interest shall accrue from such next succeeding Interest
     Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company and the Co-Issuers, jointly and severally, will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest and Additional Interest, if any,
     (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) METHOD OF PAYMENT. The Company and the Co-Issuers, jointly and severally, will pay interest on the Fixed Rate Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are
     registered Holders of Fixed Rate Notes at the close of business on the May
     1 or November 1 next preceding the Interest Payment Date, even if such
     Fixed Rate Notes are canceled after such record date and on or before such
     Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Fixed Rate Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders;
     provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and
     Additional Interest, if any, on, all Global Notes and all other Fixed Rate
     Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A2-5

          (3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the
     Trustee under the Indenture, will act as Paying Agent and Registrar. The
     Company may change any Paying Agent and Registrar without notice to any
     Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company and Co-Issuers issued the Fixed Rate Notes under an Indenture dated as of May 1, 2007 (the "Indenture") among the
     Company, the Guarantors and the Trustee. The terms of the Fixed Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Fixed Rate
     Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Fixed Rate Notes are unsecured obligations of the Company and the Co-Issuers on a joint and several basis. The Indenture does not limit the aggregate principal amount of Fixed Rate Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

               (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Fixed Rate Notes prior to May 15,
     2011. On or after May 15, 2011, the Company may, in one or more instances, redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture), at the redemption prices (expressed as percentages of principal amount of the Fixed Rate Notes to be redeemed) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the
     Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated
     below, subject to the rights of Holders of Fixed Rate Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

     Year                                                             Percentage
     --------------------------------------------------------------   ----------
     2011 .........................................................    104.750%
     2012 .........................................................    102.375%
     2013 and thereafter...........................................    100.000%

               (b) At any time prior to May 15, 2010, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Fixed Rate Notes issued under the Indenture (including the principal amount of any Additional Fixed Rate Notes issued under the Indenture and without duplication with respect to Exchange Fixed Rate Notes issued under the Indenture) at a redemption price equal to 109.500% of the principal amount of the Fixed Rate Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that at least 50% of the aggregate principal amount of Fixed Rate Notes issued under the Indenture (excluding Fixed Rate Notes held by the Company and its
     Subsidiaries, but including any Additional Fixed Rate Notes and without duplication with respect to Exchange Fixed Rate Notes issued under the
     Indenture) remains outstanding immediately after the occurrence of such redemption; and that such redemption occurs within 90 days after the date of the closing of any such Equity Offering.

               (c) At any time prior to May 15, 2011, the Company may, in one or more instances, also redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a

                                      A2-6

     redemption price equal to 100% of the principal amount of Fixed Rate Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to such redemption date (the "Make-Whole Redemption Date"), subject to the rights of Holders of the Fixed Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

          (6) MANDATORY REDEMPTION. The Company and the Co-Issuers are not
     required to make mandatory redemption or sinking fund payments with respect to the Fixed Rate Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Fixed Rate Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Fixed Rate Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Fixed Rate
     Notes repurchased to the date of purchase, subject to the rights of Holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of Control Payment"). No
     later than 45 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of
     Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $45.0 million, within 30 days thereof, the Company will make an offer to (i) all Holders of Notes (ii) all holders of Indebtedness to be repaid pursuant to Section 4.10(b)(1)(x) of the Indenture and (iii) all
     holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to Section 3.09 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds
     (the "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and
     Additional Interest, if any, to the date of purchase, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less. If any
     Excess Proceeds remain after consummation of an Asset Sale Offer, the
     Company and any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the making of Restricted Payments otherwise permitted under the terms of the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu
     Indebtedness shall be purchased on a pro rata basis (with such adjustments for authorized denominations). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company at its election may retain or use any Excess Designated Proceeds for any purpose, including, if applicable, to make any Restricted Payment otherwise permitted under the terms of the Indenture. Holders of Fixed Rate Notes that are the subject of an offer to purchase will receive an Asset Sale
     Offer from the Company prior to any related purchase date and may elect to have such Fixed Rate Notes purchased by completing the form entitled
     "Option of Holder to Elect Purchase" attached to the Fixed Rate Notes.

                                      A2-7

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Fixed Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Fixed Rate Notes or a satisfaction or discharge of the Indenture. Fixed
     Rate Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Fixed Rate Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Fixed Rate Notes are in
     registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Fixed Rate Notes may be registered and Fixed Rate Notes may be exchanged as provided in the
     Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
     Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Fixed Rate Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event or
     Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any
     Holder of a Note, the Indenture or the Notes or the Guarantees may be
     amended or supplemented to cure any ambiguity, defect, inconsistency or omission; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's, a
     Co-Issuer's or a Guarantor's obligations to Holders of the Notes and
     Guarantees by a successor to the Company, such Co-Issuer or such Guarantor pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the
     Indenture, the Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Circular to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in the Indenture as of the Issue
     Date; to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; to release a Guarantor or Co-Issuer as provided in the Indenture; to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes provided, however, that (a) compliance with the
     Indenture

                                      A2-8

     as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer
     Notes; to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment when due and payable of interest on, or Additional
     Interest, if any, with respect to, the Fixed Rate Notes; (ii) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Fixed Rate
     Notes; (iii) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least
     30% in principal amount of the then outstanding Notes issued under the
     Indenture to comply with any of its other agreements in the Indenture or the Fixed Rate Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both: (a) (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default
     (a "Payment Default"), or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (b)
     the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate
     $40.0 million or more at any one time outstanding; (v) failure by the
     Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million and not covered by insurance, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of
     Subsidiaries that together would constitute a Significant Subsidiary); or
     (vii) the Guarantee of any Significant Subsidiary (or any group of
     Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any Responsible Officer of any Guarantor that is a Significant
     Subsidiary (or the Responsible Officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the
     Indenture or the release of any such Guarantee in accordance with the
     Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of
     Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10
     Business Days of any Officer becoming aware of any Default or Event of
     Default, to deliver to the Trustee an

                                      A2-9

     Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the
     Fixed Rate Notes, the Guarantees, the Indenture or the Registration Rights
     Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Fixed Rate Notes by accepting a Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Fixed Rate
     Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Fixed Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Fixed Rate Notes under the Indenture, Holders of Restricted
     Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 1, 2007, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted
     Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes
     (collectively, the "Registration Rights Agreement").

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Fixed Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.
     No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS FIXED RATE NOTE AND THE
     GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
     LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
     WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

                                     A2-10

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention: Chief Financial Officer

                                     A2-11

                                 ASSIGNMENT FORM

     To assign this Fixed Rate Note, fill in the form below:

(I) or (we) assign and transfer this Fixed Rate Note
to: ____________________________________________________________________________
                         (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Fixed Rate Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Fixed Rate Note)

Signature Guarantee*:
                      -------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-12

Option of Holder to Elect Purchase

     If you want to elect to have this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                       [_] Section 4.10   [_] Section 4.15

     If you want to elect to have only part of this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $________________

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Fixed Rate Note)

                                           Tax Identification No.:
                                                                   -------------

Signature Guarantee*:
                      -------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-13

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another
Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of          Amount of       Principal Amount
                      decrease in        increase in     of this Global Note      Signature of
                   Principal Amount   Principal Amount     following such      authorized officer
                          of                 of               decrease             of Trustee
Date of Exchange   this Global Note   this Global Note      (or increase)         or Custodian
----------------   ----------------   ----------------   -------------------   ------------------

                             SCHEDULE OF CO-ISSUERS

     The following are the Co-Issuers of the Fixed Rate Notes represented by this Note:

Name                                                   Jurisdiction of Formation
----                                                   -------------------------

*    This schedule should be included only if the Fixed Rate Note is issued in global form.

                                      A2-14

                                                                      EXHIBIT A3

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                           CUSIP/CINS __________

                       Senior Floating Rate Notes due 2015

No. ___                                                              $__________

                              CLARKE AMERICAN CORP.
        AND THE CO-ISSUERS LISTED ON THE "SCHEDULE OF CO-ISSUERS" HERETO

promises to pay to ____________ or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on May 15, 2005.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Dated: _______________, 200_

                                             CLARKE AMERICAN CORP.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             B2DIRECT, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             CHECKS IN THE MAIL, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      A3-1

                                             CLARKE AMERICAN CHECKS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             H ACQUISITION CORP.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             NEW CS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             NEW SCH, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             NEW SCSFH, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             NEW SFH, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      A3-2

                                             HARLAND CHECKS AND SERVICES, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             HARLAND FINANCIAL SOLUTIONS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             HFS CORE SYSTEMS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             JOHN H. HARLAND COMPANY

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             SCANTRON CORPORATION

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             [CO-ISSUER]

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                      A3-3

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
   as Trustee

By:
    ---------------------------------
           Authorized Signatory

                                      A3-4

                  [Back of Regulation S Temporary Global Note]
                       Senior Floating Rate Notes due 2015

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CLARKE AMERICAN CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS

                                      A3-5

OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN
ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING
THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE
SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH
TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN
CORP. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO
REQUESTS), (2) TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), and the entities listed on the "Schedule of Co-Issuers" hereto
     (the "Co-Issuers"), jointly and severally, promise to pay interest on the principal amount of this Floating Rate Note at the Applicable LIBOR Rate plus 475 basis points from ________________, 20__ until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration
     Rights Agreement referred to below. The Company and the Co-Issuers, jointly and severally, will pay interest and Additional Interest, if any, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business
     Day (each, an "Interest Payment Date"). Interest on the Floating Rate Notes
     will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
     Floating Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _______, 20__. The
     Company and the Co-Issuers, jointly and severally, will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve
     30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                                      A3-6

          (2) METHOD OF PAYMENT. The Company and the Co-Issuers, jointly and severally, will pay interest on the Floating Rate Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are
     registered Holders of Floating Rate Notes at the close of business on the
     February 1, May 1, August 1 and November 1 next preceding the Interest
     Payment Date, even if such Floating Rate Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The
     Floating Rate Notes will be payable as to principal, premium and Additional
     Interest, if any, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes
     and all other Floating Rate Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT, REGISTRAR AND CALCULATION AGENT. Initially, Wells
     Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying
     Agent, Registrar and Calculation Agent. The Company may change any Paying
     Agent, Registrar or Calculation Agent without notice to any Holder. The
     Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company and Co-Issuers issued the Floating Rate
     Notes under an Indenture dated as of May 1, 2007 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Floating Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Floating Rate
     Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Floating Rate Notes are unsecured obligations of the Company and the Co-Issuers on a joint and several basis. The Indenture does not limit the aggregate principal amount of Floating Rate Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

               (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Floating Rate Notes prior to May 15,
     2009. On or after May 15, 2009, the Company may redeem the Floating Rate
     Notes, in whole or in part, upon not less than 30 nor more than 60 days'
     notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction and discharge of the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and
     Additional Interest, if any, on the Floating Rate Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the right of
     Holders of Floating Rate Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

     Year                                                    Percentage
     ----                                                    ----------
     2009.................................................    102.000%
     2010.................................................    101.000%
     2011 and thereafter..................................    100.000%

                                      A3-7

               (b) At any time prior to May 15, 2009, the Company may, on any one or more occasions, redeem up to 35% of the sum of the aggregate principal amount of all Floating Rate Notes issued under the Indenture
     (including the principal amount of any Additional Floating Rate Notes issued under the Indenture and without duplication with respect to Exchange
     Floating Rate Notes issued under the Indenture) at a redemption price equal to 100% of the aggregate principal amount of the Floating Rate Notes redeemed, plus a premium equal to the interest rate per annum on the
     Floating Rate Notes in effect on the date on which notice of redemption is given, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more
     Equity Offerings of the Company; provided that at least 50% of the aggregate principal amount of Floating Rate Notes issued under the
     Indenture (excluding Floating Rate Notes held by the Company and its
     Subsidiaries, but including any Additional Floating Rate Notes and without duplication with respect to Exchange Floating Rate Notes issued under the
     Indenture) remain outstanding immediately after the occurrence of each such redemption; and each such redemption occurs within 90 days of the closing of each such Equity Offering.

               (c) At any time prior to May 15, 2009, the Company may, in one or more instances, also redeem all or a part of the Floating Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to
     100% of the principal amount of Floating Rate Notes redeemed plus the
     Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to such redemption date (the
     "Make-Whole Redemption Date"), subject to the rights of Holders of the
     Floating Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

          (6) MANDATORY REDEMPTION. The Company and the Co-Issuers are not
     required to make mandatory redemption or sinking fund payments with respect to the Floating Rate Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Floating Rate Notes at a purchase price in cash equal to 101%
     of the aggregate principal amount of Floating Rate Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the
     Floating Rate Notes repurchased to the date of purchase, subject to the rights of Holders of Floating Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of
     Control Payment"). No later than 45 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $45.0 million, within 30 days thereof, the Company will make an offer to (i) all Holders of Notes (ii) all holders of Indebtedness to be repaid pursuant to Section 4.10(b)(1)(x) of the Indenture and (iii) all
     holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to Section 3.09 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds
     (the "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount

                                      A3-8

     plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and any Restricted Subsidiary may use
     those Excess Proceeds for any purpose not otherwise prohibited by the
     Indenture, including, without limitation, the making of Restricted Payments otherwise permitted under the terms of the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis
     (with such adjustments for authorized denominations). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Company at its election may retain or use any Excess Designated
     Proceeds for any purpose, including, if applicable, to make any Restricted
     Payment otherwise permitted under the terms of the Indenture. Holders of
     Floating Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Floating Rate Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the
     Floating Rate Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Floating Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Floating Rate Notes or a satisfaction or discharge of the Indenture.
     Floating Rate Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Floating Rate
     Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Floating Rate Notes are in
     registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Floating Rate Notes may be registered and Floating Rate Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any
     Floating Rate Notes for a period of 15 days before a selection of Floating
     Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and
     (ii) upon presentation of certificates (accompanied by an Opinion of
     Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global
     Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Floating Rate
     Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of

                                      A3-9

     the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the
     Notes), and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the
     Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect, inconsistency or omission; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's, a Co-Issuer's or a Guarantor's obligations to Holders of the Notes and Guarantees by a successor to the
     Company, such Co-Issuer or such Guarantor pursuant to Article 5 of the
     Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the
     TIA; to conform the text of the Indenture, the Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering
     Circular to the extent that such provision in that "Description of Notes"
     was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; to provide for the issuance of Additional
     Notes or Exchange Notes in accordance with the limitations set forth in the
     Indenture as of the Issue Date; to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; to release a Guarantor or Co-Issuer as provided in the Indenture; to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes provided, however, that (a)
     compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Floating Rate Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Floating Rate Notes; (iii) failure by the
     Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture to comply with any of its other agreements in the Indenture or the Floating Rate Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such
     Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both: (a) (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (B)
     relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (b) the principal amount of such
     Indebtedness, together with the principal amount of any other such
     Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more at any one time outstanding; (v) failure by the Company or any Significant

                                      A3-10

     Subsidiary (or any group of Subsidiaries that together would constitute a
     Significant Subsidiary) to pay final judgments aggregating in excess of
     $40.0 million and not covered by insurance, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vi) certain events of bankruptcy or insolvency with respect to the Company or any
     Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or (vii) the Guarantee of any
     Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any Responsible
     Officer of any Guarantor that is a Significant Subsidiary (or the
     Responsible Officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture. If any
     Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
     Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10 Business Days of any Officer becoming aware of any Default or Event of Default, to deliver to the
     Trustee an Officers' Certificate specifying such Default or Event of
     Default and what action the Company is taking or proposes to take with respect thereto.

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the
     Floating Rate Notes, the Guarantees, the Indenture or the Registration
     Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Floating Rate Notes by accepting a Floating Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the
     Floating Rate Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Floating Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

                                      A3-11

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Floating Rate Notes under the Indenture, Holders of this
     Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of May 1, 2007, among the
     Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global
     Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the
     Guarantors and the other parties thereto, relating to rights given by the
     Company and the Guarantors to the purchasers of any Additional Notes
     (collectively, the "Registration Rights Agreement").

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Floating Rate Notes, and the
     Trustee may use CUSIP numbers in notices of redemption as a convenience to
     Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS FLOATING RATE NOTE AND
     THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
     OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
     JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention: Chief Financial Officer

                                      A3-12

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guarantee*:
                      --------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A3-13

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Floating Rate Note purchased by the
Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      [_] Section 4.10   [_] Section 4.15

     If you want to elect to have only part of this Floating Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                        Your Signature:
                                                        ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Floating Rate Note)

                                        Tax Identification No.: ________________

Signature Guarantee*:
                      ---------------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A3-14

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global
Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary
Global Note, have been made:

                       Amount of             Amount of           Principal Amount
                      decrease in           increase in         of this Global Note   Signature of
                   Principal Amount       Principal Amount       following such     authorized officer
                           of                   of                   decrease        of Trustee or
Date of Exchange      Global Note          Global Note            (or increase)        Custodian
----------------   ------------------   ------------------   ----------------------   ------------

                             SCHEDULE OF CO-ISSUERS

     The following are the Co-Issuers of the Floating Rate Notes represented by this Note:

                  Name                      Jurisdiction of Formation
                  ----                      -------------------------

                                     A3-15

                                                                      EXHIBIT A4

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------

                                                           CUSIP/CINS __________

                     9.50% Senior Fixed Rate Notes due 2015

No. ___                                                            $____________

                              CLARKE AMERICAN CORP.
        AND THE CO-ISSUERS LISTED ON THE "SCHEDULE OF CO-ISSUERS" HERETO

each promise to pay to ______________ or registered assigns,

the principal sum of __________________________________________________________
DOLLARS on May 15, 2015.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _________, 20-

                                        CLARKE AMERICAN CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        B2DIRECT, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CHECKS IN THE MAIL, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A4-1

                                        CLARKE AMERICAN CHECKS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        H ACQUISITION CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW CS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SCSFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        NEW SFH, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A4-2

                                        HARLAND CHECKS AND SERVICES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HFS CORE SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        JOHN H. HARLAND COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SCANTRON CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [CO-ISSUER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

                                      A4-3

WELLS FARGO BANK, N.A.,
as Trustee

By:
    ------------------------------------
            Authorized Signatory

                                      A4-4

                  [Back of Regulation S Temporary Global Note]
                     9.50% Senior Fixed Rate Notes due 2015

[Insert the OID Legend, if applicable pursuant to the provisions of the
Indenture]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CLARKE AMERICAN CORP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY
IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY
BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO
A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER
(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS

                                      A4-5

OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN
ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING
THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE
SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH
TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN
CORP. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN
ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO
REQUESTS), (2) TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE
JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

          (1) INTEREST. Clarke American Corp., a Delaware corporation (the
     "Company"), and the entities listed on the "Schedule of Co-Issuers" hereto
     (the "Co-Issuers"), jointly and severally, promise to pay interest on the principal amount of this Fixed Rate Note at 9.50% per annum from ________,
     20__ until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The
     Company and the Co-Issuers, jointly and severally, will pay interest and
     Additional Interest, if any, semi-annually in arrears on May 15 and
     November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Fixed Rate Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Fixed Rate Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest
     Payment Date, interest shall accrue from such next succeeding Interest
     Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company and the Co-Issuers, jointly and severally, will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
     (including post-petition interest in any proceeding under any Bankruptcy
     Law) on overdue installments of interest and Additional Interest, if any,
     (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                                      A4-6

          (2) METHOD OF PAYMENT. The Company and the Co-Issuers, jointly and severally, will pay interest on the Fixed Rate Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are
     registered Holders of Fixed Rate Notes at the close of business on the May
     1 or November 1 next preceding the Interest Payment Date, even if such
     Fixed Rate Notes are canceled after such record date and on or before such
     Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Fixed Rate Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent and Registrar (which initially will be the office of the Trustee), or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders;
     provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and
     Additional Interest, if any, on, all Global Notes and all other Fixed Rate
     Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the
     Trustee under the Indenture, will act as Paying Agent and Registrar. The
     Company may change any Paying Agent and Registrar without notice to any
     Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company and Co-Issuers issued the Fixed Rate Notes under an Indenture dated as of May 1, 2007 (the "Indenture") among the
     Company, the Guarantors and the Trustee. The terms of the Fixed Rate Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Fixed Rate Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Fixed Rate
     Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Fixed Rate Notes are unsecured obligations of the Company and the Co-Issuers on a joint and several basis. The Indenture does not limit the aggregate principal amount of Fixed Rate Notes that may be issued thereunder.

          (5) OPTIONAL REDEMPTION.

               (a) Except as set forth below in this Paragraph 5, the Company will not have the option to redeem the Fixed Rate Notes prior to May 15,
     2011. On or after May 15, 2011, the Company may, in one or more instances, redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture), at the redemption prices (expressed as percentages of principal amount of the Fixed Rate Notes to be redeemed) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the
     Fixed Rate Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated
     below, subject to the rights of Holders of Fixed Rate Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

     Year                                                     Percentage
     -----------------------                                  ----------
     2011 .................................................    104.750%
     2012 .................................................    102.375%
     2013 and thereafter ..................................    100.000%

                                      A4-7

               (b) At any time prior to May 15, 2010, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Fixed Rate Notes issued under the Indenture (including the principal amount of any Additional Fixed Rate Notes issued under the Indenture and without duplication with respect to Exchange Fixed Rate Notes issued under the Indenture) at a redemption price equal to 109.500% of the principal amount of the Fixed Rate Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that at least 50% of the aggregate principal amount of Fixed Rate Notes issued under the Indenture (excluding Fixed Rate Notes held by the Company and its
     Subsidiaries, but including any Additional Fixed Rate Notes and without duplication with respect to Exchange Fixed Rate Notes issued under the
     Indenture) remains outstanding immediately after the occurrence of such redemption; and that such redemption occurs within 90 days after the date of the closing of any such Equity Offering.

               (c) At any time prior to May 15, 2011, the Company may, in one or more instances, also redeem all or a part of the Fixed Rate Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Fixed Rate Notes redeemed plus the Applicable
     Premium as of the date of redemption, and accrued and unpaid interest and
     Additional Interest, if any, to such redemption date (the "Make-Whole
     Redemption Date"), subject to the rights of Holders of the Fixed Rate Notes on the relevant record date to receive interest due on the relevant
     Interest Payment Date.

          (6) MANDATORY REDEMPTION. The Company and the Co-Issuers are not
     required to make mandatory redemption or sinking fund payments with respect to the Fixed Rate Notes.

          (7) REPURCHASE AT THE OPTION OF HOLDER.

               (a) If a Change of Control occurs, the Company will make an offer
     (a "Change of Control Offer") to each Holder to repurchase all or any part
     (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Fixed Rate Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Fixed Rate Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Fixed Rate
     Notes repurchased to the date of purchase, subject to the rights of Holders of Fixed Rate Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the "Change of Control Payment"). No
     later than 45 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of
     Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary of the Company
     consummates any Asset Sale and the aggregate amount of Excess Proceeds exceeds $45.0 million, within 30 days thereof, the Company will make an offer to (i) all Holders of Notes (ii) all holders of Indebtedness to be repaid pursuant to Section 4.10(b)(1)(x) of the Indenture and (iii) all
     holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to Section 3.09 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds
     (the "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and
     Additional Interest, if any, to the date of purchase, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds

                                      A4-8

     prior to the expiration of the relevant 450 days or with respect to Excess
     Proceeds of $45.0 million or less. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and any Restricted
     Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the making of
     Restricted Payments otherwise permitted under the terms of the Indenture.
     If the aggregate principal amount of Notes and other pari passu
     Indebtedness tendered into such Asset Sale Offer exceeds the amount of
     Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis (with such adjustments for authorized denominations). Upon completion of each Asset Sale Offer, the amount of
     Excess Proceeds will be reset at zero. The Company at its election may retain or use any Excess Designated Proceeds for any purpose, including, if applicable, to make any Restricted Payment otherwise permitted under the terms of the Indenture. Holders of Fixed Rate Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Fixed Rate
     Notes purchased by completing the form entitled "Option of Holder to Elect
     Purchase" attached to the Fixed Rate Notes.

          (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least
     30 days but not more than 60 days before the redemption date to each Holder whose Fixed Rate Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Fixed Rate Notes or a satisfaction or discharge of the Indenture. Fixed
     Rate Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Fixed Rate Notes held by a Holder are to be redeemed.

          (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Fixed Rate Notes are in
     registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Fixed Rate Notes may be registered and Fixed Rate Notes may be exchanged as provided in the
     Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
     Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and
     (ii) upon presentation of certificates (accompanied by an Opinion of
     Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global
     Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          (10) PERSONS DEEMED OWNERS. The registered Holder of a Fixed Rate Note may be treated as its owner for all purposes.

          (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange

                                      A4-9

     offer for, or purchase of, the Notes), and any existing Default or Event or
     Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any
     Holder of a Note, the Indenture or the Notes or the Guarantees may be
     amended or supplemented to cure any ambiguity, defect, inconsistency or omission; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's, a
     Co-Issuer's or a Guarantor's obligations to Holders of the Notes and
     Guarantees by a successor to the Company, such Co-Issuer or such Guarantor pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Guarantor; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the
     Indenture, the Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Circular to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in the Indenture as of the Issue
     Date; to allow any Guarantor or other obligor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes; to release a Guarantor or Co-Issuer as provided in the Indenture; to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes provided, however, that (a) compliance with the
     Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b)
     such amendment does not materially and adversely affect the rights of
     Holders to transfer Notes; to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or to comply with the rules of any applicable securities depositary.

          (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for
     30 days in the payment when due and payable of interest on, or Additional
     Interest, if any, with respect to, the Fixed Rate Notes; (ii) default in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Fixed Rate
     Notes; (iii) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least
     30% in principal amount of the then outstanding Notes issued under the
     Indenture to comply with any of its other agreements in the Indenture or the Fixed Rate Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both: (a) (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default
     (a "Payment Default"), or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (b)
     the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate
     $40.0 million or more at any one time outstanding; (v) failure by the
     Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $40.0 million

                                      A4-10

     and not covered by insurance, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vi) certain events of bankruptcy or insolvency with respect to the Company or any
     Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or (vii) the Guarantee of any
     Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any Responsible
     Officer of any Guarantor that is a Significant Subsidiary (or the
     Responsible Officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture. If any
     Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
     Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 10 Business Days of any Officer becoming aware of any Default or Event of Default, to deliver to the
     Trustee an Officers' Certificate specifying such Default or Event of
     Default and what action the Company is taking or proposes to take with respect thereto.

          (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the
     Company or its Affiliates, as if it were not the Trustee.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any of the Guarantors or any of their parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the
     Fixed Rate Notes, the Guarantees, the Indenture or the Registration Rights
     Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Fixed Rate Notes by accepting a Fixed Rate Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Fixed Rate
     Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Fixed Rate Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
     tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
     (= Uniform Gifts to Minors Act).

          (17) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Fixed Rate Notes under the Indenture, Holders of this
     Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of May 1, 2007,

                                      A4-11

     among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of
     Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any
     Additional Notes (collectively, the "Registration Rights Agreement").

          (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
     Committee on Uniform Security Identification Procedures, the Company has
     caused CUSIP numbers to be printed on the Fixed Rate Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.
     No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL
     GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS FIXED RATE NOTE AND THE
     GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF
     LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
     WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249
Attention: Chief Financial Officer

                                      A4-12

                                 ASSIGNMENT FORM

                          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                      Your Signature:
                                                      --------------------------
                                      (Sign exactly as your name appears on the
                                      face of this Note)

Signature Guarantee*:
                      -------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A4-13

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        [_] Section 4.10 [_] Section 4.15

     If you want to elect to have only part of this Fixed Rate Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $______________

Date: _______________

                                      Your Signature:
                                                      --------------------------
                                      (Sign exactly as your name appears on the
                                      face of this Fixed Rate Note)

                                         Tax Identification No.:
                                                                 ---------------

Signature Guarantee*:
                      -------------------------

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A4-14

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

     The following exchanges of a part of this Regulation S Temporary Global
Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary
Global Note, have been made:

                      Amount of           Amount of       Principal Amount
                     decrease in        increase in      of this Global Note      Signature of
                   Principal Amount   Principal Amount     following such      authorized officer
                          of                 of               decrease            of Trustee or
Date of Exchange   this Global Note   this Global Note      (or increase)           Custodian
----------------   ----------------   ----------------      -------------           ---------

                             SCHEDULE OF CO-ISSUERS

     The following are the Co-Issuers of the Fixed Rate Notes represented by this Note:

           Name                          Jurisdiction of Formation
           ----                          -------------------------

                                     A4-15

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457

     Re:  Senior Floating Rate Notes due 2015
          9.50% Senior Fixed Rate Notes due 2015

     Reference is hereby made to the Indenture, dated as of May 1, 2007 (the
"Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors and Co-Issuers party thereto and Wells Fargo Bank, N.A., as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer
[9.50% Senior Fixed Rate Note[s]] [Senior Floating Rate Note[s]] (the "Note[s]")
or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to
___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

  1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The
Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or
Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the 144A Global Note and/or the Restricted Definitive Note and
in the Indenture and the Securities Act.

     2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE
OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United
States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the

                                      B-1

requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a
U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on
Transfer enumerated in the Private Placement Legend printed on the Regulation S
Permanent Global Note, the Regulation S Temporary Global Note and/or the
Restricted Definitive Note and in the Indenture and the Securities Act.

     3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Institutional Accredited
     Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the
     Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or
     Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the
     Transferee in the form of Exhibit D1 or D2 to the Indenture and (2) if such
     Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the
     Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the
     Securities Act.

     4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                                      B-2

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will no longer be subject to the restrictions on transfer enumerated in the
Private Placement Legend printed on the Restricted Global Notes, on Restricted
Definitive Notes and in the Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                           [Insert Name of Transferor]

                                        By:_____________________________________
                                           Name:
                                           Title:

     Dated: _______________________

                                      B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a) [_] a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP _________), or

                    (ii)  [_] Regulation S Global Note (CUSIP _________), or

                    (iii) [_] IAI Global Note (CUSIP _________); or

               (b) [_] a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a) [_] a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP _________), or

                    (ii)  [_] Regulation S Global Note (CUSIP _________), or

                    (iii) [_] IAI Global Note (CUSIP _________); or

                    (iv)  [_] Unrestricted Global Note (CUSIP _________); or

               (b) [_] a Restricted Definitive Note; or

               (c) [_] an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                      B-4

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457

     Re:  Senior Floating Rate Notes due 2015
          9.50% Senior Fixed Rate Notes due 2015

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of May 1, 2007 (the
"Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors and Co-Issuers party thereto and Wells Fargo Bank, N.A., as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange
[9.50% Senior Fixed Rate Note[s]] [Senior Floating Rate Note[s]] (the "Note[s]")
or interest in such Note[s] specified herein, in the principal amount of
$____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A
RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN AN UNRESTRICTED GLOBAL NOTE

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted
Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the
Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                      C-1

     (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted
Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
Restricted Definitive Notes and pursuant to and in accordance with the
Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

     (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Definitive Note and in the Indenture
and the Securities Act.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the
Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the relevant Restricted Global Note and in the
Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      C-2

                                        ________________________________________
                                            [Insert Name of Transferor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ______________________

                                      C-3

                                                                      EXHIBIT D1

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457

     Re:  Senior Floating Rate Notes due 2015

     Reference is hereby made to the Indenture, dated as of May 1, 2007 (the
"Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors and Co-Issuers party thereto and Wells Fargo Bank, N.A., as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a) [_] a beneficial interest in a Global Note, or

     (b) [_] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the
Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other

                                      D1-1

information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                          [Insert Name of Accredited Investor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: _______________________

                                      D1-2

                                                                      EXHIBIT D2

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

Wells Fargo Bank, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457

     Re:  9.50% Senior Fixed Rate Notes due 2015

     Reference is hereby made to the Indenture, dated as of May 1, 2007 (the
"Indenture"), among Clarke American Corp., as issuer (the "Company"), the
Guarantors and Co-Issuers party thereto and Wells Fargo Bank, N.A., as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a) [_] a beneficial interest in a Global Note, or

     (b) [_] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the
Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                      D2-1

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                          [Insert Name of Accredited Investor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: _______________________

                                      D2-2

                                                                      EXHIBIT E1

              FORM OF NOTATION OF GUARANTEE FOR FLOATING RATE NOTES

     For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth, and subject to the provisions of, the
Indenture dated as of May 1, 2007 (the "Indenture") among Clarke American Corp.,
(the "Company"), the Guarantors and Co-Issuers party thereto and Wells Fargo
Bank, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the
Floating Rate Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Floating Rate Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the
Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Floating Rate Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Floating Rate Notes and to the Trustee pursuant to the
Guarantee and the Indenture are expressly set forth in Article 10 of the
Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. To the extent the provisions of this Notation of Guarantee conflicts with the express provisions of the Indenture, the provisions of the
Indenture shall govern and be controlling.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      E1-1

                                                                      EXHIBIT E2

               FORM OF NOTATION OF GUARANTEE FOR FIXED RATE NOTES

     For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth, and subject to the provisions of, the
Indenture dated as of May 1, 2007 (the "Indenture") among Clarke American Corp.,
(the "Company"), the Guarantors and Co-Issuers party thereto and Wells Fargo
Bank, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the
Fixed Rate Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Fixed Rate Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in
accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Fixed Rate Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated
maturity, by acceleration or otherwise. The obligations of the Guarantors to the
Holders of Fixed Rate Notes and to the Trustee pursuant to the Guarantee and the
Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. To the extent the provisions of this Notation of Guarantee conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      E2-1

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Clarke American Corp. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the Co-Issuers
(as defined in the Indenture referred to herein) the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 1, 2007 providing for the issuance of Senior Floating Rate Notes due 2015 and 9.50% Senior Fixed Rate
Notes due 2015 (together, the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to
Article 10 thereof.

     3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any
Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this
Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a
Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the
SEC that such a waiver is against public policy.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     5. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                      F-1

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                      F-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CLARKE AMERICAN CORP.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        [EXISTING CO-ISSUERS]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        [EXISTING GUARANTORS]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                                      F-3